Exhibit 99.1

IMPORTANT NOTICE

IMPORTANT: The Information Memorandum following this page (the “Information Memorandum”), is made available by Banca Carige S.p.A. — Cassa di Risparmio di Genova e Imperia (the “Issuer” or the “Bank”) to all holders of the Existing Notes (as defined below), subject to each such holder providing the confirmation set out in this important notice to the Issuer and the other entities specified below. Only holders who have provided such confirmation are authorised to receive or review the Information Memorandum or to participate in the Exchange Offer and/or the Consent Solicitation (each as defined in the Information Memorandum), as the case may be, made thereby. By accessing the Information Memorandum, you agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from any of the Issuer, Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch (the “Dealer Managers”) or Lucid Issuer Services Limited (the “Exchange and Tabulation Agent”) as a result of such access. Capitalised terms used but not otherwise defined in this disclaimer shall have the meaning given to them in the Information Memorandum.

THE INFORMATION MEMORANDUM MAY NOT BE FORWARDED OR DISTRIBUTED, IN WHOLE OR IN PART, TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY FORWARDING, DISTRIBUTION OR REPRODUCTION OF THE INFORMATION MEMORANDUM, IN WHOLE OR IN PART, IS UNAUTHORISED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF APPLICABLE LAWS. IF YOU HAVE NOT PROVIDED THE ISSUER AND THE OTHER ENTITIES SPECIFIED BELOW WITH THE CONFIRMATION DESCRIBED BELOW OR HAVE GAINED ACCESS TO THE INFORMATION MEMORANDUM CONTRARY TO ANY OF THE RESTRICTIONS SET OUT IN THIS IMPORTANT NOTICE, YOU ARE NOT AUTHORISED TO PARTICIPATE IN THE EXCHANGE OFFER OR THE CONSENT SOLICITATION DESCRIBED IN THE INFORMATION MEMORANDUM.

Confirmation of your Representation: In order to participate in the Exchange Offer and/or the Consent Solicitation (each as defined in the Information Memorandum), as the case may be, you must be a person to whom the Exchange Offer and the Consent Solicitation relating to your Existing Notes can be lawfully made and who complies with the Offer and Distribution Restrictions (as defined in the Information Memorandum). The Information Memorandum was sent at your request and you have represented to each of the Issuer, the Dealer Managers and the Exchange and Tabulation Agent that:

(i)

you are a holder or a beneficial owner of the €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”), the €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”), the €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”) or the €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes” and together with the 2018 Notes, the September 2020 Notes and the December 2020 Notes, the “Existing Notes”);

(ii)	you shall not pass on the Information Memorandum to third parties or otherwise make the Information Memorandum publicly available;

(iii)

you are a person to whom it is lawful to send the Information Memorandum or to make an invitation pursuant to the Exchange Offer and/or the Consent Solicitation in accordance with applicable laws, including the Offer and Distribution Restrictions;

(iv)	you are not a Sanctions Restricted Person (as defined in the Information Memorandum);

(v)	you consent to delivery of the Information Memorandum to you by electronic transmission; and

(vi)	you have understood and agreed to the terms set forth in this disclaimer.

Any securities to be issued pursuant to the Exchange Offer and/or the Consent Solicitation have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any jurisdiction of the United States. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any U.S. state securities commission has approved or disapproved of the securities offered in connection with the Exchange Offer and/or the Consent Solicitation, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence.

The Exchange Offer and the Consent Solicitation will be made in the United States pursuant to an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the U.S. Exchange Act (the “Exchange Act”) and pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. Any new securities issued pursuant to the Exchange Offer and/or the Consent Solicitation will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the securities tendered into the Exchange Offer and/or the Consent Solicitation, as applicable.

In accordance with the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder with respect to the New Notes (as defined below) to be issued in connection with the Exchange Offer and/or the Consent Solicitation, the Issuer will submit to the SEC any informational document it distributes to Noteholders related to the Exchange Offer and/or the Consent Solicitation, as applicable.

The Exchange Offer and the Consent Solicitation are being made for the securities of a company incorporated under the laws of Italy and is subject to Italian disclosure requirements, which are different from those of the United States. The financial information incorporated by reference in the Information Memorandum attached hereto has been prepared in accordance with International Financial Reporting Standards and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. The Exchange Offer and the Consent Solicitation will be made in the United States pursuant to an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the Exchange Act and otherwise in accordance with the requirements of Italian legislation. Accordingly, the Exchange Offer and the Consent Solicitation will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and law.

The receipt of New Notes pursuant to the Exchange Offer and/or the Consent Solicitation, as applicable, by a U.S. holder of Existing Notes may be a taxable transaction for U.S. federal income tax purposes and under applicable state and local, as well as foreign and other tax laws. Each Noteholder is urged to consult an independent professional advisor immediately regarding the tax consequences of participation in the Exchange Offer and/or the Consent Solicitation, as applicable.

It may be difficult for U.S. holders of New Notes to enforce their rights and any claim arising out of the U.S. federal securities laws, since the Issuer is located in a country other than the United States, and some or all of its officers and directors may be residents of a country other than the United States. U.S. holders of New Notes may not be able to sue a non-U.S. company or its offers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. U.S. holders of New Notes should be aware that the Issuer may purchase securities otherwise than under the Exchange Offer and/or the Consent Solicitation, such as in open market or privately negotiated purchases.

The Exchange Offer and the Consent Solicitation are not being made to, and any offer to exchange Existing Notes for New Notes pursuant to the Exchange Offer and/or the Consent Solicitation, as applicable, will not be accepted from, or on behalf of, Noteholders in any jurisdiction in which the making of the Exchange Offer and/or the Consent Solicitation, as applicable, would not be in compliance with the laws or regulations of such jurisdiction.

The Information Memorandum has been sent or otherwise made available to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently none of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent or any person who controls, or any director, officer, representative, employee, agent or affiliate of, any such person accepts any liability or responsibility whatsoever in respect of any difference between the Information Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Exchange and Tabulation Agent.

The Information Memorandum contains important information which should be read carefully before any decision is made with respect to the Exchange Offer and/or the Consent Solicitation. If

any holder is in any doubt as to the action it should take, it is recommended to seek its own financial advice, including as to any tax consequences, from its broker, bank manager, solicitor, accountant, independent financial, tax or legal adviser or other appropriately authorised financial adviser. Any individual or company whose Existing Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to participate in the Exchange Offer and/or the Consent Solicitation.

You are also reminded that the Information Memorandum has been delivered to you on the basis that you are a person into whose possession the Information Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located or resident and you may not, nor are you authorised to, deliver the Information Memorandum to any other person.

If you have recently sold or otherwise transferred your entire holding of the Existing Notes, you should inform the Exchange and Tabulation Agent accordingly.

The distribution of the Information Memorandum in certain jurisdictions may be restricted by law, and persons into whose possession the Information Memorandum comes are requested to inform themselves about, and to observe, any such restrictions.

INFORMATION MEMORANDUM dated 29 September 2017

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The distribution of this Information Memorandum in certain jurisdictions may be restricted by law (in particular in Italy, the United Kingdom, Belgium, and France), and persons into whose possession this Information Memorandum comes are required to inform themselves about, and to observe, any such restrictions.

Invitations in respect of an Exchange Offer and/or a Consent Solicitation by

BANCA CARIGE S.P.A. — CASSA DI RISPARMIO DI GENOVA E IMPERIA

(incorporated as a società per azioni in the Republic of Italy)

(the “Issuer” and the “Bank”)

to the holders (the “Noteholders”) of the outstanding series of notes set out in the table below

(each a “Series” and together, the “Existing Notes”)

Title of Existing Notes	ISIN	Outstanding Nominal amount	Early Participation Exercise Price[1]	Exercise Price[1]	Early Participation Exercise Ratio / Exercise Ratio[2]	New Notes
€100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (the “2018 Notes”)	XS0372143296	€100,000,000	€700	€650	70% / 65%	5 per cent. Senior Notes with a maturity of five years from their Issue Date to be issued under the Issuer’s €5,000,000,000 Euro Medium Term Note Programme
€50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (the “September 2020 Notes”)	XS0542283097	€50,000,000	€700	€650	70% / 65%
€200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (the “December 2020 Notes”)	XS0570270370	€200,000,000	€700	€650	70% / 65%
€160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (the “Perpetual Notes”)	XS0400411681	€160,000,000	€300	€250	30% / 25%

[1]	Amount per €1,000 in nominal amount of Existing Notes.
[2]	Accrued Interest on the Existing Notes (other than the Perpetual Notes) shall also be paid as described herein

The Issuer hereby invites Noteholders of each Series of Existing Notes, subject to the Offer and Distribution Restrictions set out herein, to offer to exchange any and all of their Existing Notes for 5 per cent. Senior Notes with a maturity of five years from their Issue Date which are expected to be issued by the Issuer pursuant to its €5,000,000,000 Euro Medium Term Note Programme (the “New Notes”) subject to and in accordance with the terms and conditions set out in this Information Memorandum (such invitation, the “Exchange Offer”). Each Noteholder whose Existing Notes are accepted by the Issuer for exchange pursuant to the Exchange Offer will receive on the Settlement Date, subject to the Successful Outcome of the Capital Raising and satisfaction or waiver by the Issuer of the Exchange Offer Condition in respect of every Series of Existing Notes, if they are Eligible Noteholders, an aggregate nominal amount of New Notes calculated by the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable, and if they are Ineligible Noteholders, the Cash Amount, to the aggregate nominal amount of its Existing Notes as further described herein.

Each valid Exchange Instruction shall include an instruction by the relevant Noteholder to the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as that Noteholder’s proxy to vote in favour of the relevant Extraordinary Resolution in the Consent Solicitation described below. It will not be possible to validly offer Existing Notes for exchange in the Exchange Offer without at the same time giving such instruction to the relevant Fiscal Agent.

Concurrently with the Exchange Offer, the Issuer is inviting all Noteholders, subject to the Offer and Distribution Restrictions set out herein, to consider and, if thought fit, approve the Proposals at meetings of the Noteholders of each Series of Existing Notes (each such meeting, a “Meeting” and together, the “Meetings”) by means of an Extraordinary Resolution of the Noteholders of each Series, all as further described in this Information Memorandum (such invitation, the “Consent Solicitation”).

The Proposals include amongst other things modification of the terms and conditions of each Series of Existing Notes (the “Existing Notes Conditions”) to insert a mandatory cancellation condition (the “Mandatory Cancellation”) pursuant to which, subject to the Successful Outcome of the Capital Raising and following satisfaction or waiver by the Issuer of the Consent Condition in respect of all Series of Existing Notes, all of the outstanding Existing Notes of each Series that have not been exchanged for New Notes pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled and all of the Issuer’s liabilities and obligations to Noteholders under the Unexchanged Notes shall be irrevocably cancelled and released, in each case in consideration of (i) the delivery to Eligible Noteholders of an aggregate nominal amount of New Notes determined in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable; and (ii) the delivery to Ineligible Noteholders of an amount in cash equivalent to the aggregate nominal amount of New Notes, determined in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable, that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder (the “Cash Amount”), in each case to be calculated as further described herein.

An “Eligible Noteholder” is a Noteholder who upon submission of the relevant Exchange Instruction or Consent Instruction holds a sufficient aggregate nominal amount of Existing Notes of an individual Series (the “Minimum Exchange Amount”) such that after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to the aggregate nominal amount of its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

Subject to the Successful Outcome of the Capital Raising and the satisfaction or waiver of the Exchange Offer Condition and/or the Consent Condition (as applicable) in respect of every Series of Existing Notes, Noteholders whose Existing Notes are accepted for exchange pursuant to the Exchange Offer or cancelled pursuant to the Mandatory Cancellation shall also receive Accrued Interest (other than in respect of the Perpetual Notes) as part of their consideration in the form of New Notes (plus a Rounding Amount, where applicable), in the case of Eligible Noteholders, or in the form of cash, in the case of Ineligible Noteholders, on the Settlement Date, in each case to be calculated as further described herein.

The Exchange Offer and the Consent Solicitation, together with the Capital Raising, are component parts of a recapitalisation transaction in respect of the Issuer as described herein and are subject to certain conditions. The Exchange Offer and the Consent Solicitation are subject to the Successful Outcome of the Capital Raising. The Exchange Offer is subject to the Exchange Offer Condition and the Consent Solicitation is subject to the Consent Condition. Subject to satisfaction or waiver by the Issuer of the relevant Exchange Condition and Consent Condition, the delivery of New Notes or the relevant cash consideration to Noteholders pursuant to the Exchange Offer and the Consent Solicitation are expected to settle on or about 15 December 2017, or any other date as further communicated (the “Settlement Date”).

Notice of the Meetings has been given to Noteholders of each Series of Existing Notes on the date of this Information Memorandum. The Meetings will be held on 21 October 2017 at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - with the first Meeting (in respect of the 2018 Notes) commencing at 5.00 p.m. (CET) and subsequent Meetings in respect of each other Series (in order of ascending ISIN number) being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later). The form of the Notice of Meeting for each Series of Existing Notes is set out in Annex I (Form of Notice of Meetings) to this Information Memorandum.

The deadline for receipt by the Exchange and Tabulation Agent of Exchange Instructions in respect of the Exchange Offer and/or Consent Instructions in respect of the Consent Solicitation from Noteholders in order for such Noteholders to be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes is 4.00 p.m. (CET) on 11 October 2017 (as the same may be extended, the “Early Instruction Deadline”). In order for any Noteholder to be so eligible for the application of the relevant Early Participation Exercise Ratio, an Exchange Instruction or Consent Instruction must include a vote in favour of the relevant Extraordinary Resolution and must not be subsequently revoked (in the limited circumstances in which such revocation is permitted). The Exchange Offer and the Consent Solicitation expire at 4.00 p.m. (CET) on 18 October 2017 (as the same may be extended, the “Expiration Deadline”). Noteholders may continue to submit Exchange Instructions or Consent Instructions, as applicable, up to the Expiration Deadline, but any Noteholder from whom a valid Exchange Instruction or Consent Instruction is received by the Exchange and Tabulation Agent after the Early Instruction Deadline will not be eligible for the application of the relevant Early Participation Exercise Ratio to its Existing Notes on the Settlement Date and instead the relevant Exercise Ratio shall be applied. The deadlines set by any intermediary or Clearing System will be earlier than the deadlines set out in this Information Memorandum.

Dealer Managers

CREDIT SUISSE	DEUTSCHE BANK

This Information Memorandum contains important information which should be read carefully before any decision is made with respect to the Exchange Offer or the Consent Solicitation. If any Noteholder is in any doubt as to the contents of this Information Memorandum or as to the action it should take or is unsure of the impact of the Exchange Offer, the Consent Solicitation or the implementation of the Proposals (including the Mandatory Cancellation), it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Existing Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Exchange Offer or the Consent Solicitation or otherwise participate at the Meeting (including any adjourned meeting) in respect of its Existing Notes at which the relevant Extraordinary Resolution is to be considered.

None of: (i) the Issuer, (ii) Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch (the “Dealer Managers”), (iii) Lucid Issuer Services Limited in its capacity as exchange and tabulation agent for the Existing Notes (the “Exchange and Tabulation Agent”) and (iv) Citibank, N.A., London Branch and BNP Paribas Securities Services, Luxembourg (the “Fiscal Agents”) and, in each case, their respective financial, legal and tax advisers (together, in each case, with their respective directors, members, agents, affiliates, employees and representatives) expresses any opinion about the terms of the Exchange Offer, the Consent Solicitation or the Proposals or makes any recommendation as to whether Noteholders should participate in the Exchange Offer, the Consent Solicitation or otherwise participate at the Meetings.

Capitalised terms used in this Information Memorandum have the meaning given in “Definitions” and any other definitions of such terms are for ease of reference only and shall not affect their interpretation.

OFFER AND DISTRIBUTION RESTRICTIONS

This Information Memorandum does not constitute an invitation to participate in the Exchange Offer or the Consent Solicitation in any jurisdiction in which, or to any person to whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this Information Memorandum in certain jurisdictions may be restricted by law.

Persons into whose possession this Information Memorandum comes are required by each of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent and the Fiscal Agents to inform themselves about, and to observe, any such restrictions.

United States

Any securities to be issued pursuant to the Exchange Offer and/or the Consent Solicitation have not been, and will not be registered under the Securities Act or under the securities laws of any jurisdiction of the United States. Neither the SEC nor any U.S. state securities commission has approved or disapproved of the securities offered in connection with the Exchange Offer and/or the Consent Solicitation, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence.

The Exchange Offer and the Consent Solicitation will be made in the United States pursuant to an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the Exchange Act and pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. Any new securities issued pursuant to the Exchange Offer and/or the Consent Solicitation will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the securities tendered into the Exchange Offer and/or the Consent Solicitation, as applicable.

In accordance with the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder with respect to the New Notes to be issued in connection with the Exchange Offer and/or the Consent Solicitation, the Issuer will submit to the SEC any informational document it distributes to Noteholders related to the Exchange Offer and/or the Consent Solicitation, as applicable.

The Exchange Offer and the Consent Solicitation are being made for the securities of a company incorporated under the laws of Italy and is subject to Italian disclosure requirements, which are different from those of the United States. The financial information incorporated by reference in the Information Memorandum attached hereto has been prepared in accordance with International Financial Reporting Standards and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. The Exchange Offer and the Consent Solicitation will be made in the United States pursuant to an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the Exchange Act and otherwise in accordance with the requirements of Italian legislation. Accordingly, the Exchange Offer and the Consent Solicitation will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and law.

The receipt of New Notes pursuant to the Exchange Offer and/or the Consent Solicitation by a U.S. holder of Existing Notes may be a taxable transaction for U.S. federal income tax purposes and under applicable state and local, as well as foreign and other tax laws. Each Noteholder is urged to consult an independent professional advisor immediately regarding the tax consequences of participation in the Exchange Offer and/or the Consent Solicitation, as applicable.

It may be difficult for U.S. holders of New Notes to enforce their rights and any claim arising out of the U.S. federal securities laws, since the Issuer is located in a country other than the United States, and some or all of its officers and directors may be residents of a country other than the United States. U.S. holders of New Notes may not be able to sue a non-U.S. company or its offers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. U.S. holders of New Notes should be aware that the Issuer may purchase securities otherwise than under the Exchange Offer and/or the Consent Solicitation, such as in open market or privately negotiated purchases.

Italy

None of the Exchange Offer, the Consent Solicitation, this Information Memorandum or any other documents or materials relating to the Exchange Offer or the Consent Solicitation have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”).

The Exchange Offer is being carried out in Italy as an exempted offer pursuant to the combined provisions of article 101-bis, paragraph 3-bis of Legislative Decree number 58/1998 and articles 34-ter, paragraph 1, letter e) and 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of 14 May 1999, as amended.

In addition, Noteholders or Beneficial Owners of the Existing Notes that are located or resident in Italy can submit Exchange Instructions or Consent Instructions, as applicable, through authorised persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree number 58/1998, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) if they have confirmed that they (i) have not been offered or solicited and no promotional or marketing activity has been undertaken by any of the Issuer, the Dealer Managers, the Fiscal Agents or the Exchange and Tabulation Agent in any manner whatsoever in connection with the Exchange Offer or the Consent Solicitation; (ii) have received the documents or materials relating to the Exchange Offer and/or the Consent Solicitation upon their own request and initiative; and (iii) will not distribute or make available any of the documentation received in connection with the Exchange Offer or the Consent Solicitation.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Existing Notes, the Exchange Offer or the Consent Solicitation.

United Kingdom

This Information Memorandum may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply. Accordingly, this Information Memorandum is only for circulation to persons inside the United Kingdom who fall within one of the following categories:

(i)	a person who is a Noteholder of any Existing Notes; or

(ii)

any other person also falling within Article 43(2) or within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or falling within the definition of “investment professionals” (as defined in Article 19(5) of the Order).

This Information Memorandum is only available in the United Kingdom to such persons, and the transactions contemplated herein will be available only to, and may be engaged in only with, such persons.

Belgium

Neither the Exchange Offer nor the Consent Solicitation may be made, and is not being made, in the Kingdom of Belgium (i) by way of an offer of securities to the public, as defined in Article 3 § 1 of the Belgian law of 16 June 2006 on the public offering of securities and the admission of securities to trading on a regulated market (Loi relative aux offres publiques d’instruments de placement et aux admissions d’instruments de placement à la négociation sur des marchés réglementés / Wet op de openbare aanbieding van beleggingsinstrumenten en de toelating van beleggingsinstrumenten tot de verhandeling op een gereglementeerde markt) (the “Prospectus Law”) nor (ii) by way of a public takeover bid, as defined in Article 3 § 1 of the Belgian Law of 1 April 2007 on public takeover bids (Loi relative aux offres publiques d’acquisition / Wet op de openbare overnamebiedingen) (the “Public Takeover Law”).

The Exchange Offer and the Consent Solicitation will be conducted in the Kingdom of Belgium under applicable private placement exemptions in accordance with the Prospectus Law and the Public Takeover Law and therefore none of the Exchange Offer, the Consent Solicitation nor this Information Memorandum have been notified to the Belgian Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor Financiële Diensten en Markten) (“Belgian FSMA”) nor has this Information Memorandum or any other information circular, brochure or similar document relating to the Exchange Offer or the Consent Solicitation been, nor will it be, approved by the Belgian FSMA. Accordingly none of the Exchange Offer and the Consent Solicitation is being made, directly or indirectly, to, or for the account of, any person (individual or legal entity) other than “qualified investors” within the meaning of Article 10 of the Prospectus Law.

France

None of the Exchange Offer or the Consent Solicitation is being made, directly or indirectly, to the public in the Republic of France (“France”). Neither this Information Memorandum nor any other documents or materials relating to the Exchange Offer or the Consent Solicitation have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 of the French Code Monétaire et Financier, are eligible to participate in the Exchange Offer and the Consent Solicitation. This Information Memorandum and any other document or material relating to the Exchange Offer or the Consent Solicitation has not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.

General

Nothing in this Information Memorandum constitutes or contemplates an offer of, an offer to purchase or the solicitation of an offer to sell, any security in any jurisdiction and participation in the Exchange Offer or the Consent Solicitation by a Noteholder in any circumstances in which such participation is unlawful will not be accepted.

Each Noteholder participating in the Exchange Offer and/or the Consent Solicitation will be required to represent to various matters including that it is not restricted from participation by the Offer and Distribution Restrictions and not a Sanctions Restricted Person as set out in “Procedures for Participating in the Exchange Offer and the Consent Solicitation”. Any Exchange Instruction or Consent Instruction, as applicable, from a Noteholder that is unable to make these representations will not be accepted. However, for the avoidance of doubt, all Noteholders of the Existing Notes will be able to participate at the Meeting relating to the Series of Existing Notes held by them even if such Noteholders are not eligible to participate in the Exchange Offer or the Consent Solicitation. In addition, such Noteholders may be able to submit a Restricted Noteholder Instruction as further described in the Notice of Meetings.

Each of the Issuer, the Dealer Managers, the Fiscal Agents and the Exchange and Tabulation Agent reserves the right, in its absolute discretion, to investigate, in relation to any submission of Exchange Instructions or Consent Instructions, as applicable, whether any such representation given by a Noteholder is correct and, if such investigation is undertaken and as a result the Issuer determines (for any reason) that such representation is not correct, such Exchange Instruction or Consent Instruction, as applicable, will be rejected.

IMPORTANT NOTICES

Each Noteholder is solely responsible for making its own independent appraisal of all matters as such Noteholder deems appropriate (including those relating to the Exchange Offer and/or the Consent Solicitation, as applicable) and each Noteholder must make its own decision whether to participate in the Exchange Offer, the Consent Solicitation or otherwise participate at the Meetings.

The delivery or distribution of this Information Memorandum shall not under any circumstances create any implication that the information contained in this Information Memorandum is correct as of any time subsequent to the date of this Information Memorandum or that there has been no change in the information set out in this Information Memorandum or in the affairs of the Issuer, or that the information in this Information Memorandum has remained accurate and complete. None of the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) accepts any responsibility for the information contained in, or incorporated by reference in, this Information Memorandum.

The Issuer accepts responsibility for the information contained in this Information Memorandum. To the best of the knowledge and belief of the Issuer (having taken all reasonable care to ensure that such is the case) the information contained in this Information Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.

If any Noteholder is in any doubt as to any aspect of the Exchange Offer or the Proposals in this Information Memorandum and/or the action it should take, it is recommended to seek its own financial advice, including as to any tax consequences, from its broker, bank manager, solicitor, accountant, independent financial, tax or legal adviser.

This Information Memorandum does not constitute a solicitation in any circumstances in which such solicitation is unlawful. No person has been authorised to make any recommendation on behalf of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent or the Fiscal Agents in respect of this Information Memorandum, the Exchange Offer, the Consent Solicitation, the Proposals or the Extraordinary Resolutions. No person has been authorised to give any information, or to make any representation in connection with the Exchange Offer, the Consent Solicitation, the Proposals or the Extraordinary Resolutions, other than those contained in this Information Memorandum. If made or given, such recommendation or any such information or representation must not be relied upon as having been authorised by any of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent or the Fiscal Agents, or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives.

None of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent or the Fiscal Agents (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) expresses any opinion on the merits of, or makes any representation or recommendation whatsoever regarding, the Exchange Offer, the Consent Solicitation, the Extraordinary Resolutions, the Proposals or this Information Memorandum or makes any recommendation as to whether Noteholders should participate in the Exchange Offer, the Consent Solicitation or otherwise participate at the Meetings. None of the Dealer Managers, the Exchange and Tabulation Agent or the Fiscal Agents (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) has verified, or assumes any responsibility for the accuracy or completeness of, any of the information concerning the Exchange Offer, the Consent Solicitation, the Proposals, the Extraordinary Resolutions, the Issuer, the Existing Notes, the New Notes or the factual statements contained in (or incorporated by reference into), or the effect or effectiveness of, this Information Memorandum or any other documents referred to in this Information Memorandum or assumes any responsibility for any failure by the Issuer to disclose events that may have occurred and may affect the significance or accuracy of such information or the terms of any amendment (if any) to the Exchange Offer or the Consent Solicitation.

None of the Exchange and Tabulation Agent and the Fiscal Agents (as the agents of the Issuer) and the Dealer Managers owes any duty to any Noteholder.

The applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the Exchange Offer, the Consent Solicitation or the Meeting in, from or otherwise involving the United Kingdom.

No incorporation of website information or information in annual report

For the purposes of this Information Memorandum, as regards information contained in the websites, only information which is directly referenced via hyperlinks, is incorporated into this Information Memorandum.

See the section entitled “Documents Incorporated by Reference” of this Information Memorandum for details of what information is incorporated by reference into this Information Memorandum.

Rounding

Certain figures contained in this Information Memorandum or referred to or incorporated by reference in to this Information Memorandum, including financial, statistical and operating information, have been subject to rounding adjustments. Accordingly, in certain instances, the sum of the numbers in a column or a row in tables contained in this Information Memorandum or referred to or incorporated by reference in to this Information Memorandum may not conform exactly to the total figure given for that column or row.

Currency presentation

Unless otherwise indicated, all references in this Information Memorandum to “€”, “EUR” or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the euro, as amended.

Forward-looking statements

This Information Memorandum may contain or incorporate by reference certain “forward-looking statements” regarding the belief or current expectations of the Issuer with respect to the business, strategy and plans of the Issuer and its current targets, goals and expectations relating to its future financial condition, performance, developments and/or prospectus. Generally, but not always, words such as “may”, “will”, “expect”, “seek”, “continue”, “target”, “projected”, “goal”, “believe”, “achieve”, “meet”, “predict”, “intend”, “estimate”, “plan”, “aims”, “plans”, “could”, “should”, “would” and “anticipates” or their negative variations or similar expressions identify forward-looking statements. Examples of such statements include statements regarding the Issuer’s future financial condition, profitability, net interest margin growth, targeted non-interest income, operating costs, project costs, return on equity (“ROE”), risk weighted assets (“RWAs”), assets, impairment charges, business strategy, capital ratios, including CET1 Capital Ratios and targets, Pillar 2a targets, leverage, excess capital targets, payment of dividends, projected costs, commitments in connection with the Plan, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. These forward-looking statements are not historical facts or guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or developments of the Issuer or the industry in which it operates to differ materially from any future results, performance, achievements or developments expressed or implied from the forward-looking statements. Noteholders are particularly advised to read the section entitled “Risk Factors” of this Information Memorandum and the Programme Risk Factors for more information about the risk factors that may affect the Issuer’s future performance.

Neither the Issuer nor any of its respective affiliates or representatives undertakes any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required. Recipients of this Information Memorandum should not place any reliance on the forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecast periods.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have previously been published on the website of the Luxembourg Stock Exchange (www.bourse.lu), shall be deemed to be incorporated in and to form part of this Information Memorandum:

(a)

the base prospectus dated 20 July 2017 relating to the Issuer’s €5,000,000,000 Euro Medium Term Note Programme (the “Programme Base Prospectus”) and available at https://www.bourse.lu/programme-documents/Programme-BancaCarige/12175;

(b)	the supplement to the Programme Base Prospectus dated 25 September 2017 (the “Supplement”) and available at https://www.bourse.lu/programme-documents/Programme-BancaCarige/12175;

(c)

all of the following information and documents themselves incorporated by reference into the Programme Base Prospectus and the Supplement, as the case may be, and available on the Issuer’s website at http://www.gruppocarige.it/wpsgrp/portal/istituzionale/carige-ist-eng/investor-relations:

(i)	The Banca Carige Group consolidated interim report as at 31 March 2017;

(ii)	The Banca Carige Group audited annual consolidated financial statements in respect of the year ended 31 December 2016;

(iii)	The Banca Carige Group audited annual consolidated financial statements in respect of the year ended 31 December 2015;

(iv)	Banca Carige Press Release dated 27 October 2016: “ECB Draft Decisions”;

(v)	Banca Carige Press Release dated 13 December 2016: “ECB decisions on SREP targets and NPL reduction plan”;

(vi)	Banca Carige Press Release dated 28 February 2017: “2016-2020 Strategic Plan update draft separate and consolidated financial statements as at 31 December 2016”;

(vii)	Banca Carige Press Release dated 21 March 2017: “Disclosure pursuant to art. 114, para. 5 of legislative decree no. 58/98”;

(viii)	Banca Carige Press Release dated 28 March 2017: “The Shareholders Meeting of Banca Carige approves 2016 results and authorises action for liability against former directors”;

(ix)	Additional information to the 2016 full-year report and to the authorisation for the liability action against former directors;

(x)	Banca Carige Press Release dated 28 April 2017: “Execution of 2016-2020 Strategic Plan”;

(xi)	Banca Carige Press Release dated 9 May 2017: “Board of Directors approves Banca Carige’s results as at 31 March 2017”;

(xii)	Banca Carige Press Release dated 12 May 2017: “Identification of Advisors”;

(xiii)	Banca Carige Press Release dated 18 May 2017: “Resignation of Member of the Board of Directors”;

(xiv)	Banca Carige Press Release dated 30 May 2017: “Board of Directors’ meeting of 30 May 2017”;

(xv)	Banca Carige Press Release dated 7 June 2017: “Resignation of Member of the Board of Directors”;

(xvi)	Banca Carige Press Release dated 9 June 2017: “Revocation of powers”;

(xvii)	Banca Carige Press Release dated 12 June 2017: “Resignation of members of the Board Of Directors”;

(xviii)	Banca Carige Press Release dated 13 June 2017: “Decisions on governance structure”;

(xix)	Banca Carige Press Release dated 16 June 2017: “Banca Carige s.p.a. continues with its de-risking plan, in compliance with the decisions of the european central bank”;

(xx)	Banca Carige Press Release dated 21 June 2017: “Appointment of CEO”;

(xxi)	Banca Carige Press Release dated 3 July 2017: “Banca Carige’s Board of Directors approves NPE management strategy guidelines and capital strengthening actions”;

(xxii)	Banca Carige Press Release dated 5 July 2017: “NPL securitisation: securities issuance and rating assignment”;

(xxiii)	Banca Carige Press Release dated 11 July 2017: “Initiated process for disposal of a second Npl portfolio”;

(xxiv)	The unaudited interim consolidated financial statements of the Group as at and for the six months ended 30 June 2017;

(xxv)	Banca Carige press release dated 3 August 2017: “Correction of 2013 Financial Statements information pursuant to IAS 8 (Accounting policies, changes in accounting estimates and errors)”;

(xxvi)	Banca Carige press release dated 31 August 2017: “Capital strengthening actions progressing as per time schedule”; and

(xxvii)	Banca Carige press release dated 14 September 2017: “Banca Carige’s Board of Directors has approved the 2017-2020 Business Plan “Carige’s Transformation Programme””;

(xxviii)	Banca Carige press release dated 28 September 2017: “Ordinary and Extraordinary Shareholders’ meeting of Banca Carige”;

(xxix)	Banca Carige press release dated 29 September 2017: “Terms and Conditions of Liability Management Transaction approved”.

Copies of all of the above documents and information that is incorporated by reference into this Information Memorandum are available, free of charge, on request from the Exchange and Tabulation Agent, the contact details for whom are on the last page of this Information Memorandum.

INDICATIVE TIMETABLE

Set out below is an indicative timetable showing one possible outcome for the timing of the Exchange Offer and the Consent Solicitation, which will depend, among other things, on timely receipt (and non-revocation) of instructions, the rights of the Issuer (where applicable) to extend, waive any condition of, amend and/or terminate the Exchange Offer and/or the Consent Solicitation (other than the terms of the Extraordinary Resolutions) as described in this Information Memorandum, the passing of the Extraordinary Resolutions at the relevant initial Meeting, the Successful Outcome of the Capital Raising and the Exchange Offer Condition and Consent Conditions being satisfied. Accordingly, the actual timetable may differ significantly from the timetable below.

Event

Launch Date of the Exchange Offer and the Consent Solicitation

The Exchange Offer and the Consent Solicitation announced and the Notice of Meetings delivered by way of submission to the Clearing Systems for communication to Direct Participants and via the website of the Luxembourg Stock Exchange.

29 September 2017

Documents referred to under “General” in the Notices of Meetings available from the Exchange and Tabulation Agent.

Early Instruction Deadline

Deadline for receipt by the Exchange and Tabulation Agent of valid Exchange Instructions and/or Consent Instructions in favour of the relevant Extraordinary Resolution from Noteholders for such Noteholders to be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes.

4.00 p.m. (CET) on 11 October 2017

Expiration Deadline

Final deadline for receipt by the Exchange and Tabulation Agent of valid Exchange Instructions and/or Consent Instructions from Noteholders in favour of the relevant Extraordinary Resolution in order for such Noteholders to be able to participate in the Exchange Offer and/or the Consent Solicitation, as applicable.

4.00 p.m. (CET) on 18 October 2017

This will also be the deadline for making any other arrangements to attend or be represented or to vote at a Meeting, both initial and adjourned, as the case may be. However, Noteholders making such other arrangements will not be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes irrespective of whether such arrangements are made prior to the Early Instruction Deadline, and instead the relevant Exercise Ratio will be applicable.

Meetings

Meetings to be held at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - with the first Meeting relating to the 2018 Notes and subsequent Meetings relating to each other Series (in order of ascending ISIN number).

Initial Meeting
From 5.00 p.m. (CET) on 21 October 2017 with subsequent Meetings being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later)

Adjourned meeting

If a Meeting is not quorate on the date stated above for the

Initial Meeting, such Meeting shall stand adjourned on 6 November 2017, from 5.00 p.m. (CET) with subsequent Meetings being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later).

Announcement of Indicative Results

Announcement by the Issuer of:	As soon as reasonably practicable after the Meetings

a) the results of the Meetings and whether the Extraordinary Resolutions are passed in respect of every series; and

b)      a non-binding indication as to whether to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer subject to the Successful Outcome of the Capital Raising and satisfaction of the Exchange Offer Condition and, if so accepted, the final aggregate nominal amount of (i) Existing Notes of each Series accepted for exchange; and (ii) New Notes to be issued.

Execution of the Supplemental Agency Agreements

The date on which the Supplemental Agency Agreements are expected to be executed if the Extraordinary Resolutions are approved by Noteholders and the Consent Condition is satisfied	As soon as reasonably practicable after the Meetings

Announcement of Final Results	As soon as reasonably practicable after the end of the Capital Raising offer period
Announcement by the Issuer of:

a) whether the criteria for the Successful Outcome of the Capital Raising have been achieved; and

b)      confirmation as to whether the Exchange Offer Condition and the Consent Condition have been satisfied or waived in respect of each Series, and if so, the final aggregate nominal amount of (i) Existing Notes of each Series accepted for exchange; and (ii) New Notes to be issued.

Publication of Final Terms of the New Notes	As soon as reasonably practicable after Successful Outcome of the Capital Raising.

Settlement Date

Expected settlement date of:	On or about 15 December 2017, or on any other date as further communicated

a)      the Exchange Offer, (which includes the delivery of New Notes or the Cash Amount, as applicable, in exchange for Existing Notes validly offered for exchange by a Noteholder and accepted by the Issuer for exchange);

b) the Consent Solicitation (which includes the Mandatory Cancellation of the Existing Notes and delivery of the New Notes or the Cash Amount, as applicable, to Noteholders);

c) the payment of any Rounding Amounts (if applicable); and

d) the Capital Raising.

Long Stop Date	31 December 2017

The date by which all Existing Notes that are the subject of an Exchange Instruction or Consent Instruction or other voting instructions, and have accordingly been blocked in the Clearing Systems, but have not been accepted for exchange pursuant to the Exchange Offer or been subject to Mandatory Cancellation, will be unblocked.

Unless stated otherwise, all announcements in connection with the Exchange Offer and the Consent Solicitation will be made by the Issuer by delivery of a notice to the Clearing Systems for communication to Direct Participants and also published on the website of the Luxembourg Stock Exchange (www.bourse.lu). Such announcements may also be (i) found on the relevant Reuters Insider screen page and/or (ii) made by the issue of a press release to a Notifying News Service. Copies of all announcements, notices and press releases can also be obtained from the Exchange and Tabulation Agent, the contact details for which appear on the last page of this Information Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Exchange and Tabulation Agent for the relevant announcements during the course of the Exchange Offer and the Consent Solicitation.

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Existing Notes when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to participate in, or (in the limited circumstances in which revocation is permitted) to validly revoke their instruction to participate in, the Exchange Offer, the Consent Solicitation and/or the Meetings by the deadlines specified above. The deadlines set by any such intermediary and each Clearing System for the submission and (where permitted) revocation of Exchange Instructions or Consent Instructions, as applicable, will be earlier than the relevant deadlines above.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

The following are some of the questions that Noteholders may have, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this Information Memorandum, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Information Memorandum. Noteholders are urged to read this Information Memorandum in its entirety prior to making any decision.

1.	What is this Information Memorandum for?

The Issuer has produced this Information Memorandum in connection with its invitation to Noteholders to participate in the Exchange Offer and/or the Consent Solicitation, subject to the Offer and Distribution Restrictions.

2.	Why have the Exchange Offer and the Consent Solicitation been launched and what are the economic consequences of a failure of the Exchange Offer and the Consent Solicitation?

The Exchange Offer and the Consent Solicitation are part of a capital strengthening plan of the Issuer. For details, please refer to section “Rationale and Background to the Exchange Offer and the Consent Solicitation”.

With respect to the economic consequences of a failure of the Consent Solicitation, please refer to section “Risk Factors - Consequence of the Capital Raising, Exchange Offer and Consent Solicitation not being completed”.

3.	What is the Exchange Offer?

In principle, an exchange offer is an offer by a company to exchange its own securities for those of another firm or for a different series of the same companies’ securities.

Through this Information Memorandum the Issuer is inviting Noteholders (subject to the Offer and Distribution Restrictions) to offer to exchange any and all of their Existing Notes for the New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Exchange Offer Condition by the Issuer, each Noteholder whose Existing Notes are accepted by the Issuer for exchange pursuant to the Exchange Offer will receive on the Settlement Date, if Eligible Noteholders, an aggregate nominal amount of New Notes, and if Ineligible Noteholders, the Cash Amount, in both cases calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable, as further described below under “Exchange Offer and Consent Solicitation - New Notes, Cash Amount and Rounding Amount”.

4.	Am I eligible to participate in the Exchange Offer?

All Noteholders are eligible to participate in the Exchange Offer, subject to the Offer and Distribution Restrictions (in this respect, please refer to section “Offer and Distribution Restrictions”)

5.	Why are only Eligible Noteholders able to receive New Notes pursuant to the Exchange Offer or Mandatory Cancellation?

The New Notes will have a minimum denomination of €100,000 (and integral multiples of €1,000 in excess thereof) while the Existing Notes have been issued with a minimum denomination of €50,000. In addition, depending on whether the Exercise Ratio or the Early Participation Exercise Ratio applies, even if a Noteholder holds an aggregate principal amount of Existing Notes equal to or exceeding €100,000, this may not be sufficient to satisfy the Minimum Exchange Amount threshold once the relevant ratio has been applied to its Existing Notes, in which case such a Noteholder would be an Ineligible Noteholder.

An Eligible Noteholder is a Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction holds a sufficient aggregate nominal amount of Existing Notes of an individual Series

(the “Minimum Exchange Amount”) such that after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to the aggregate nominal amount of its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

An Ineligible Noteholder is a Noteholder who does not hold a Minimum Exchange Amount and therefore does not satisfy the criteria of an Eligible Noteholder.

Eligible Noteholders are eligible to receive New Notes pursuant to the Exchange Offer or the Mandatory Cancellation.

Ineligible Noteholders are eligible to receive the Cash Amount pursuant to the Exchange offer or the Mandatory Cancellation of the Existing Notes.

6.	How do I participate in the Exchange Offer?

Noteholders are referred to section “Procedure for participating in the Exchange Offer and the Consent Solicitation” in this Information Memorandum for information on how to participate in the Exchange Offer.

Noteholders should be aware that each valid Exchange Instruction shall include an instruction by the relevant Noteholder to the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as that Noteholder’s proxy to vote in favour of the relevant Extraordinary Resolution in the Consent Solicitation described below. It will not be possible to validly offer Existing Notes for exchange in the Exchange Offer without at the same time giving such instruction to the relevant Fiscal Agent.

Noteholders who hold their Existing Notes through a custodian, broker or other financial intermediary are urged to contact that intermediary as a matter of priority to discuss their arrangements and to determine what instructions that intermediary will require in order for the relevant Noteholder to participate in the Exchange Offer.

7.	What do I receive in exchange pursuant to the Exchange Offer?

Eligible Noteholders will receive the New Notes in exchange for their Existing Notes. For characteristics of the New Notes please refer to section “Description of the New Notes”.

Ineligible Noteholders will receive a Cash Amount in exchange for their Existing Notes.

8.	When will the exchange occur in accordance with the Exchange Offer?

Subject to the Successful Outcome of the Capital Raising and the satisfaction or waiver of the Exchange Offer Condition by the Issuer, as the case may be, Noteholders whose Existing Notes are accepted by the Issuer for exchange pursuant to the Exchange Offer or whose Existing Notes are subject to Mandatory Cancellation pursuant to the Consent Solicitation will receive on the Settlement Date, if they are Eligible Noteholders, the New Notes and, if they are Ineligible Noteholders, the Cash Amount.

9.	What is a “consent solicitation”?

In principle, a consent solicitation is a form of liability management exercise where a company seeks consent from its noteholders to amend the terms and conditions of some or all of its debts and other obligations.

In a consent solicitation, an issuer invites holders, either at a physical meeting convened by the issuer or by electronic means, to consider, and vote in respect of a certain set of proposals. If the required quorum (the aggregate principal amount of notes that must be represented by those eligible to participate at the meeting) is achieved, and if the required proportion of those voting vote in favour of the proposals, the proposals will be passed and can be implemented, subject to certain conditions. If the proposals are passed and implemented, the proposals become binding on all holders regardless of whether they voted for or against the changes, or even if they did not vote at all; if the vote is not successful and the proposals are not passed, no holders’ notes are subject to the proposed changes (even if that holder voted in favour).

Through this Information Memorandum the Issuer is inviting Noteholders (subject to the Offer and Distribution Restrictions) to approve, by Extraordinary Resolution, the Proposals in respect of every Series of Existing Notes as set out in the Notice of Meetings (such invitation, the “Consent Solicitation”).

10.	What are the Proposals that the Issuer is inviting the Noteholders to vote on through the Consent Solicitation?

The Issuer is inviting Noteholders of Existing Notes, by way of Extraordinary Resolution at each Meeting, to assent to and sanction the modification of the relevant Existing Notes Conditions by inserting a mandatory cancellation condition. Pursuant to such cancellation condition, following satisfaction of the Consent Condition, all of the Unexchanged Notes of each Series of Existing Notes shall be cancelled and all of the Issuer’s liabilities and obligations to Noteholders under those Existing Notes shall be irrevocably cancelled and released, in each case in consideration of (i) the delivery to Eligible Noteholders of an aggregate nominal amount of New Notes calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable; and (ii) the payment to Ineligible Noteholders of the Cash Amount.

11.	Am I eligible to participate in the Consent Solicitation?

All Noteholders are eligible to participate in the Consent Solicitation, subject to the Offer and Distribution Restrictions (in this respect, please refer to Section “Offer and Distribution Restrictions”).

12.	How do I participate in the Consent Solicitation?

Noteholders are referred to the section entitled “Procedure for participating in the Exchange Offer and the Consent Solicitation” in this Information Memorandum for information on how to participate in the Consent Solicitation.

Noteholders should note that, in order to be eligible for the application of the relevant Early Participation Exercise Ratio, Consent Instructions should be submitted by 4.00 p.m. (CET) on 11 October 2017 (as the same may be extended, the “Early Instruction Deadline”).

Noteholders may continue to submit Exchange Instructions and Consent Instructions after the Early Instruction Deadline, but prior to the “Expiration Deadline” which is expected to be 4.00 p.m. (CET) on 18 October 2017, in which case the Exercise Ratio rather than the Early Participation Exercise Ratio shall apply.

Noteholders who hold their Existing Notes through a custodian, broker or other financial intermediary are urged to contact that intermediary as a matter of priority to discuss their arrangements and to determine what instructions that intermediary will require in order for the relevant Noteholder to participate in the Consent Solicitation.

13.	What happens if the Proposals under the Consent Solicitations are approved, when will the relevant amendments become effective?

If the Proposals are approved and implemented, and the Consent Condition is satisfied, the Supplemental Agency Agreements will be executed. Thereafter, upon the Successful Outcome of the Capital Raising, the Mandatory Cancellation will occur on the Settlement Date.

Pursuant to the Mandatory Cancellation all of the Issuer’s liabilities and obligations under the outstanding Unexchanged Notes of the relevant Series shall be irrevocably cancelled and released in consideration of the delivery to Eligible Noteholders of the New Notes and payment to Ineligible Noteholders of the Cash Amount, as applicable.

14.	What is the timeline to participate in the Exchange Offer and the Consent Solicitation?

Noteholders should refer to section “Indicative Timetable” of this Information Memorandum.

15.	What is the Early Participation Exercise Ratio and who can benefit from it?

Subject to the Successful Outcome of the Capital Raising and the satisfaction or waiver by the Issuer of the Exchange Offer Condition or the Consent Condition, as applicable, the relevant Early Participation Exercise Ratio will be applied to all Noteholders who have delivered an Exchange Instruction or a Consent Instruction which is validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked (in the limited circumstances in which such revocation is permitted). Accordingly, the Early Participation Exercise Ratio will be used to calculate the amount of New Notes to be delivered or Cash Amount to be paid, as applicable, on the Settlement Date to each Noteholder.

Noteholders that submit Exchange Instructions and Consent Instructions after the Early Instruction Deadline and up to the Expiration Deadline will to not be eligible to receive an amount of New Notes, in the case of Eligible Noteholders, or the Cash Amount, in the case of Ineligible Noteholders, calculated in accordance with the relevant Early Participation Exercise Ratio, but the relevant Exercise Ratio will be applied in those circumstances.

16.	Am I eligible for application of the Early Participation Exercise Ratio if I attend the Meetings in person or I am otherwise represented to vote?

No. To be eligible to receive an amount of New Notes or the Cash Amount, as applicable, calculated in accordance with the relevant Early Participation Exercise Ratio pursuant to the Exchange Offer or the Mandatory Cancellation, each Noteholder who submits an Exchange Instruction or Consent Instruction must not attend, or seek to attend, the relevant Meeting in respect of its Series of Existing Notes in person or make any other arrangements to be represented at such Meeting (other than by way of its Exchange Instruction or Consent Instruction). Noteholders may choose to attend and vote at a Meeting in person or to make other arrangements to be represented or to vote at such Meeting in accordance with the relevant provisions for Meetings of Noteholders set out in the Agency Agreement relating to such Series (the “Meeting Provisions”) without submitting an Exchange Instruction or Consent Instruction. However, any such Noteholder will not be eligible to receive an amount of New Notes or the Cash Amount, as applicable, calculated in accordance with the relevant Early Participation Exercise Ratio, irrespective of whether such Noteholder has also delivered an Exchange Instruction or Consent Instruction or such other arrangements are made on or prior to the Early Instruction Deadline.

17.	Am I eligible for application of the Early Participation Exercise Ratio if I do not participate in the Exchange Offer but I participate in the Consent Solicitation?

Yes. Noteholders who do not participate in the Exchange Offer, but participate in the Consent Solicitation, subject to the Successful Outcome of the Capital Raising and the Consent Condition being met, are eligible for application of the relevant Early Participation Exercise Ratio to the extent that they have delivered a Consent Instruction which has been validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline.

18.	What is the Cash Amount?

The Cash Amount to be paid to each Ineligible Noteholder pursuant to the Exchange Offer or on Mandatory Cancellation of its Existing Notes shall be an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder.

19.	Am I eligible to receive the Cash Amount?

Only Ineligible Noteholders will receive the Cash Amount.

In this respect please refer to Question 5, “Why are only Eligible Noteholders eligible to receive New Notes pursuant to the Exchange Offer or Mandatory Cancellation?”.

20.	What is being proposed in respect of interest that has accrued but not yet been paid on the Existing Notes?

On the Settlement Date, the Issuer will pay Accrued Interest from, and including, the interest payment date of the Existing Notes immediately preceding the Settlement Date to, but excluding, the Settlement Date, calculated in accordance with the relevant Existing Notes Conditions in respect of all Existing Notes (other than the Perpetual Notes) accepted for exchange by the Issuer pursuant to the Exchange Offer or cancelled pursuant to the Mandatory Cancellation.

The Accrued Interest to be paid to Eligible Noteholders will be paid in the form of New Notes plus a Rounding Amount (where applicable) and the Accrued Interest to be paid to Ineligible Noteholders will be paid in cash, in each case on the Settlement Date, and the aggregate nominal amount of New Notes or the amount of cash to be delivered or paid, as applicable, shall be determined as described under section “Exchange Offer and Consent Solicitation - New Notes, Cash Amount and Rounding Amount”.

No Accrued Interest will be paid in respect of the Perpetual Notes.

21.	What are the voting and quorum requirements in respect of the Meetings and the Extraordinary Resolutions?

The quorum required to consider the Extraordinary Resolutions at each Meeting is two or more persons (or one or more persons with respect to the Perpetual Notes) present and holding or representing in aggregate not less than 75 per cent. in nominal amount of the Existing Notes of the relevant Series for the time being outstanding and at an Adjourned Meeting, two or more persons (or one or more persons with respect to the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 25 per cent. (or 1/3 in respect of the Perpetual Notes) in nominal amount of the Existing Notes of the relevant Series for the time being outstanding.

To be passed at the Meeting, an Extraordinary Resolution, both at first and Adjourned Meetings, requires a majority in favour consisting of at least 75 per cent. of the votes cast.

If passed, the Extraordinary Resolution shall be binding on all Noteholders of the relevant Series, whether present or not at the relevant Meeting and whether or not voting.

22.	What happens if the Consent Solicitation does not succeed?

The implementation of the Exchange Offer and the Consent Solicitation are inter-conditional and will only be implemented if there is a Successful Outcome of the Capital Raising.

However, the Issuer may waive the Exchange Condition and/or the Consent Condition, such that it may accept offers from Noteholders to exchange Existing Notes in the Exchange Offer even if the Proposals in respect of the relevant Series of Existing Notes are not approved at the relevant Meeting. In addition, if the Proposals are approved in respect of only some Series of Existing Notes, the Issuer may elect to waive the relevant conditions and therefore implement the Proposals and exercise the Mandatory Cancellation in respect of certain Series of Existing Notes only.

23.	Where can I obtain the relevant documents?

This Information Memorandum, the draft Final Terms of the New Notes, the Supplemental Agency Agreements, the launch announcement and the documents set out in section “Documents Incorporated by Reference” of this Information Memorandum will be made available to Noteholders on the website of the Exchange and Tabulation Agent at: https://www.lucid-is.com/carige.

Copies of this Information Memorandum, the draft Final Terms of the New Notes, the Supplemental Agency Agreements, the launch announcement and the documents set out in section “Documents Incorporated by Reference” of this Information Memorandum are also available for inspection by Noteholders on and from the date of this Information Memorandum up to and including the date of the Meetings, at the specified offices of the Exchange and Tabulation Agent during normal business hours on any week day (Saturdays, Sundays and public holidays excepted).

24.	Where can I find further information about the Exchange Offer and the Consent Solicitation?

Noteholders should read this Information Memorandum which contains all information relating to the Exchange Offer and the Consent Solicitation.

Questions of a practical nature regarding how to participate in the Exchange Offer and the Consent Solicitation should be directed to the Exchange and Tabulation Agent at the following contact details:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

Telephone: +44 20 7704 0880

Attention: Paul Kamminga

Email: carige@lucid-is.com

The Issuer may amend or supplement this Information Memorandum at any time to add, update or change the information contained herein. You should read this Information Memorandum and any amendment or supplement to it, together with the documents incorporated by reference herein.

25.	Use of defined terms in this Information Memorandum

Capitalised terms used in this Information Memorandum have the meanings given in section “Definitions” of this Information Memorandum.

DEFINITIONS

Capitalised terms used but not defined in this Information Memorandum shall, unless the context otherwise requires, have the meanings set out in the relevant Existing Notes Conditions.

2018 Notes	The €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296).

Accrued Interest

In respect of the Existing Notes of any Series, other than the Perpetual Notes, the amount of accrued but unpaid interest in respect of such Existing Notes from (and including) the interest payment date of the Existing Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with the relevant Existing Notes Conditions.

Adjourned Meeting	Any adjourned meeting which needs to be convened due to the required quorum not being met at the relevant Meeting. Such Adjourned Meeting will be held, if needed, on 6 November 2017.

Agency Agreements

In respect of the 2018 Notes, the September 2020 Notes and the December 2020 Notes, the agency agreements entered into between, among others, the Issuer and Citibank, N.A., London Branch and in respect of the Perpetual Notes, the agency agreement entered into between the Issuer and BNP Paribas Securities Services, Luxembourg, in each case as amended and/or supplemented from time to time (as applicable) (each such agency agreement, an “Agency Agreement” and together, the “Agency Agreements”).

Announcement of Final Results	Announcement which the Issuer intends to release as soon as reasonably practicable after the end of the Capital Raising offer period, setting out:

(i) whether the criteria for the Successful Outcome of the Capital Raising has been achieved; and

(ii)

confirmation as to whether the Exchange Offer Condition and the Consent Condition have been satisfied or waived in respect of each Series, and if so, the final aggregate nominal amount of (a) Existing Notes of each Series accepted for exchange; and (b) New Notes to be issued.

Announcement of Indicative Results	Announcement which the Issuer intends to release as soon as reasonably practicable after the Meetings, setting out:

(i) the results of the Meetings and whether the Extraordinary Resolutions are passed in respect of every Series; and

(ii)

a non-binding indication as to whether to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer subject to the Successful Outcome of the Capital Raising and satisfaction of the Exchange Offer Condition and, if so accepted, the final aggregate nominal amount of (a) Existing Notes of each Series accepted for exchange; and (b) New Notes to be issued.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Existing Notes, as shown in the records of Euroclear or Clearstream, Luxembourg as at the Record Date or their Direct Participants.

Business Day	A day other than a Saturday or Sunday or a public holiday on which commercial banks and foreign exchange markets are open for business in London, Genoa and which is a TARGET Business Day.

Cash Amount

The cash amount that is payable in euros on the Settlement Date to Ineligible Noteholders only, which shall be the amount in cash, equivalent to the aggregate nominal amount of New Notes, determined in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable, that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated as described in “Exchange Offer and Consent Solicitation - New Notes, Cash Amount and Rounding Amount”.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

CET	Central European Time.

Chairman	The appointed Chairman at any Meeting.

Clearing System Notice

The relevant notice to be sent to Direct Participants by each Clearing System on or about the date of this Information Memorandum informing Direct Participants, inter alia, of the procedures to be followed in order to participate in the Exchange Offer and the Consent Solicitation.

Clearing Systems	Euroclear, Clearstream and Luxembourg (each a “Clearing System”).

Clearstream, Luxembourg	Clearstream Banking, S.A.

Consent Condition

Subject to the Successful Outcome of the Capital Raising, the condition which must be satisfied in order for the Mandatory Cancellation of the Unexchanged Notes of any Series of Existing Notes to occur, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the relevant Clearing System Notice and which shall include a vote in favour of the relevant Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Consent Solicitation

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Consent Solicitation can be lawfully made and who may lawfully participate in the Consent Solicitation) to consent to the approval of the Extraordinary Resolutions on the terms described in this Information Memorandum.

CONSOB	Commissione Nazionale per le Società e la Borsa, being the securities market regulator in Italy.

Dealer Managers	Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch.

December 2020 Notes	The €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370).

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Existing Notes as at the Record Date.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017 (subject to the right of the Issuer to amend such deadline upon notice to Noteholders).

Early Participation Exercise Price	In respect of:

	(i)	the 2018 Notes, €700 per €1,000 in nominal amount of Existing Notes;

	(ii)	the September 2020 Notes, €700 per €1,000 in nominal amount of Existing Notes;

	(iii)	the December 2020 Notes, €700 per €1,000 in nominal amount of Existing Notes; and

	(iv)	the Perpetual Notes, €300 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	In respect of:

	(i)	the 2018 Notes, 70%;

	(ii)	the September 2020 Notes, 70%;

	(iii)	the December 2020 Notes, 70%; and

	(iv)	the Perpetual Notes, 30%.

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Existing Notes of the relevant Series which is equal to or greater than the Minimum Exchange Amount.

Euroclear	Euroclear Bank SA/NV.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of the Existing Notes.

Exchange Instruction

The electronic exchange and blocking instruction in the form specified in the relevant Clearing System Notice and which shall include a vote in favour of the relevant Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Exchange Offer.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exchange Offer Condition

Subject to the Successful Outcome of the Capital Raising, the condition which must be satisfied or waived in order for the Exchange Offer to be completed and New Notes to be delivered, in case of Eligible Noteholders, and Cash Amount to be paid, in case of Ineligible Noteholders, in exchange for Existing Notes, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Exercise Price	In respect of:

	(i)	the 2018 Notes, €650 per €1,000 in nominal amount of Existing Notes;

	(ii)	the September 2020 Notes, €650 per €1,000 in nominal amount of Existing Notes;

	(iii)	the December 2020 Notes, €650 per €1,000 in nominal amount of Existing Notes; and

	(iv)	the Perpetual Notes, €250 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	In respect of:

	(i)	the 2018 Notes, 65%;

	(ii)	the September 2020 Notes, 65%;

	(iii)	the December 2020 Notes, 65%; and

	(iv)	the Perpetual Notes, 25%.

Existing Notes	Each of the 2018 Notes, the September 2020 Notes, the December 2020 Notes and the Perpetual Notes.

Existing Notes Conditions	The terms and conditions of the Existing Notes of each Series as set out:

(i)

in the case of the 2018 Notes, in the section entitled “Terms and Conditions of the Notes” in the Base Prospectus dated 20 June 2007, as supplemented by the Final Terms dated 17 June 2008 and the relevant “Erratum to the Final Terms” dated 31 July 2008;

(ii)

in the case of the September 2020 Notes, in the section entitled “Terms and Conditions of the Notes” in the Base Prospectus dated 5 November 2009, as supplemented by the Final Terms dated 17 September 2010;

(iii)

in the case of the December 2020 Notes, in the section entitled “Terms and Conditions of the Notes” in the Base Prospectus dated 16 November 2010, as supplemented by the Final Terms dated 15 December 2010; and

	(iv)	in the case of the Perpetual Notes, in the Prospectus dated 2 December 2008, as amended on 10 December 2008.

Expiration Deadline	4.00 p.m. (CET) on 18 October 2017 (subject to the right of the Issuer to amend such date upon notice to Noteholders).

Extraordinary Resolution(s)	In respect of each Series, the Extraordinary Resolution relating to such Series set out in the Notice of Meetings.

Financial Promotion Order	The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

Fiscal Agent(s)	In respect of the 2018 Notes, the September 2020 Notes and the December 2020 Notes, Citibank, N.A., London Branch and in respect of the Perpetual Notes, BNP Paribas Securities Services, Luxembourg

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Information Memorandum	This Information Memorandum.

Issuer	Banca Carige S.p.A. — Cassa di Risparmio di Genova e Imperia (incorporated as a società per azioni in the Republic of Italy).

Launch Date	29 September 2017.

Long Stop Date	31 December 2017.

Mandatory Cancellation

In respect of each Series, the mandatory cancellation of the Unexchanged Notes of such Series pursuant to the new condition to be inserted into the relevant Existing Notes Conditions if the Proposals are approved at the relevant Meeting, as set out in the relevant Extraordinary Resolution.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Meeting Provisions	In respect of each Series, the provisions for meetings of Noteholders of the relevant Series set out in the relevant Agency Agreement.

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meetings.

New Notes Conditions	The terms and conditions of the New Notes set out in the Prospectus of the Programme, as supplemented by the Final Terms of the New Notes.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Noteholder	A holder of Exiting Notes, which shall unless the context otherwise requires include:

(i) each Direct Participant in respect of the Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of each Series dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) hereto.

Notifying News Service	A recognised financial news service or services as selected by the Issuer (e.g. Reuters/Bloomberg).

Offer and Distribution Restrictions	The offer and distribution restrictions set out in “Offer and Distribution Restrictions”.

Perpetual Notes	The €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681).

Programme	The Issuer’s €5,000,000,000 Euro Medium Term Note Programme.

Programme Base Prospectus	The Issuer’s base prospectus dated 20 July 2017 relating to its Programme, which is incorporated by reference in this Information Memorandum, as supplemented by the supplement dated 25 September 2017.

Programme Risk Factors	The risk factors disclosed in the Programme Base Prospectus.

Proposals

The proposals that the Issuer is inviting Noteholders of Existing Notes to approve by way of Extraordinary Resolution at each Meeting, including to assent to and sanction the modification to the relevant Existing Notes Conditions to insert a mandatory cancellation condition pursuant to which, following satisfaction of the Consent Condition, all of the Unexchanged Notes of each Series of Existing Notes shall be cancelled and all of the Issuer’s liabilities and obligations to Noteholders under those Existing Notes shall be irrevocably cancelled and released, in each case in consideration of (i) the delivery to Eligible Noteholders of an aggregate nominal amount of New Notes calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable; and (ii) the payment to Ineligible Noteholders of the Cash Amount, all as more fully set out in the Notice of Meetings.

Regulation S	Regulation S under the Securities Act.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Restricted Noteholder Instruction

The electronic voting and blocking instruction in the form specified in the Clearing System Notice for submission by Direct Participants to the Exchange and Tabulation Agent via the relevant Clearing System and in accordance with the requirements of such Clearing System by the relevant deadline in order for a Restricted Noteholder to be able to participate at the relevant Meeting other than by the submission of an Exchange Instruction or Consent Instruction.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Sanctions Authority	Means:

	(i)	the United States government;

	(ii)	the United Nations;

	(iii)	the European Union (or any of its member states including, without limitation, the United Kingdom);

	(iv)	any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; or

(v)

the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty’s Treasury.

Sanctions Restricted Person	Each Person or entity (a “Person”):

(i)

that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (a) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/sdnlist.pdf) or (b) the “Foreign Sanctions Evaders List” (which as of the date hereof can be found at https://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (c) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://data.europa.eu/euodp/en/data/dataset/consolidated-list-of-persons-groups-and

-entities-subject-to-eu-financial-sanctions); or

(ii)

that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of their inclusion in: (a) the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (b) Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”) or (c) any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes.

Securities Act	The United States Securities Act of 1933, as amended.

September 2020 Notes	The €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097).

Settlement Date	Expected to be on or about 15 December 2017, or any other date as further communicated.

Series	Each series of Existing Notes listed on the inside cover of this Information Memorandum.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.

Supplemental Agency Agreements

In respect of each Series, the supplemental agency agreements to be executed by the Issuer in respect of such Series if the relevant Extraordinary Resolution (as set out in the Notice of Meetings) is passed at the relevant Meeting (together, the “Supplemental Agency Agreements”).

TARGET Business Day	A day on which the TARGET system is operating.

TARGET System	The Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto.

RATIONALE AND BACKGROUND TO THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

The Exchange Offer and Consent Solicitation (together, the liability management exercise or “LME”) is being made in the context of the Capital Raising and is conditional upon the Successful Outcome of the Capital Raising. The LME and the Capital Raising are part of a broader series of transactions aimed at strengthening the Issuer’s own funds in accordance with the decisions and guidance of the European Central Bank (“ECB”) imparted following the ECB’s annual supervisory review and evaluation process (“SREP”) in relation to the Issuer in 2016. Upon completion of the SREP, on 9 December 2016 the ECB issued its final decision (“SREP Decision”), whereby it required the Issuer, among others, to decrease, gradually through the end of 2019, its exposure to non-performing loans (“NPLs”), and to maintain certain capital ratios, as described below.

With the SREP Decision, the ECB has required the Issuer to reduce its overall, maximum NPL exposure: (i) to €5.5 billion by 31 December 2017, (ii) to €4.6 billion by 31 December 2018, and (iii) to €3.7 billion by 31 December 2019. These requests have been made also considering the impact of such reduction on the Issuer’s own funds, taking into account the other requirements under the SREP Decision (described below).

The ECB Decision has also required the Issuer to maintain, on a consolidated basis:

(i)

a CET1 ratio of at least 9%, including: (a) the “Pillar I” minimum CET1 ratio of 4.5% in accordance with Regulation (EU) No. 575/2013 (“CRR”); (b) an additional own funds requirement (“Pillar II”) of 3.25%; and (c) a combined buffer requirement of 1.25%;

(ii)

a minimum total SREP capital requirement (“TSCR”) of 11.25%, including: (a) a “Pillar I” total capital requirement of 8% in accordance with the CRR; and (b) the additional own funds requirement (“Pillar II”) of 3.25% referred to under (i)(b) above. The TSCR may be subject to review following the reduction of NPLs;

(iii)	a minimum Overall Capital Requirement (“OCR”) of 12.50%, including: (a) the TSCR of 11.25%, and (b) the combined buffer requirement of 1.25%;

(iv)	an additional CET1 capital of 2.25% as “Pillar II” guidance;

(v)	a minimum Liquidity Coverage Ratio (“LCR”) of 90%;

(vi)

the following coverage ratios for its NPL portfolio: (a) 63% for those NPLs classified as defaulted loans, (b) 32% for those NPLs classified as unlikely to pay, and (c) 18% for past due exposures, this being without prejudice to the need to comply with the annual maximum aggregate amount of NPLs indicated above (i.e. €5.5 billion by 31 December 2017, €4.6 billion by 31 December 2018 and €3.7 billion by 31 December 2019).

To achieve the foregoing, the Issuer has identified, and is implementing, a number of initiatives for capital strengthening and asset-quality improvement. One of the initiatives aimed at capital strengthening is the sale by the Issuer of readily marketable assets, with a view towards asset quality improvement, and an estimated capital benefit of approximately €194 million and risk weighted assets release of 538 million. The assets identified for sale include:

(i)	premium real estate property, including the Issuer’s two most prestigious real estate assets in Corso Vittorio Emanuele, Milan, and at Via Bissolati, Rome;

(ii)	the 100% shareholding held in Creditis Servizi Finanziari S.p.A., the Issuer’s group consumer credit company;

(iii)	the business consisting in the platform to manage the collection and recovery of defaulted loans; and

(iv)	the acquiring/merchant business, relating to collection services for point of sale (POS) contracts (merchant book).

The initiatives aimed at reducing the Issuer’s and its group’s leverage and risk include the deconsolidation of bad loans, through:

(i)

the securitisation of a portfolio completed on or about 16 June 2017 that benefits from a state guarantee, the so-called GACS (Garanzia Cartolarizzazione Sofferenze), for approximately €938.3 million, granted on 9 August 2017;

(ii)	disposal of bad loans for approximately €1.4 billion by 31 December 2017,

as well as the implementation of a specific exposure management strategy in relation to loans classified as unlikely to pay (UTPs), including the disposal of approximately Euro 500 million in 2018.

In addition to the above deleveraging and derisking transactions, the Issuer believes that the Capital Raising and the LME are necessary to achieve and to preserve the necessary capital requirements. In absence of the Capital Raising and the LME, the Issuer’s CET1 ratio as at 31 December 2017 would be 7.7%. Following the Capital Raising and the LME, the Issuer’s CET1 ratio as at 31 December 2017 would be 12.4%, compared to 11.4% as at 31 December 2016.

The table below sets out the estimated, main values for the Issuer following the Capital Raising and LME.

Estimated effects of the Capital Raising and LME
(in millions of €)	2016	2018	2020
Net income (loss)	(291.7)	21.6	141.9
Equity (1)	2,401.0	2,181.0	2,270.9
RWA	17,028.8	14,963.8	15,231.3
ROE	(12.2%)	1.0%	6.2%
CET1 ratio (phased in)	11.4%	12.5%	13.8%
Total capital ratio (phased in)	13.8%	13.7%	15.0%

(1)	Excluding net income(loss) for the year

On 27 September 2017, the Issuer has received final decision by ECB authorising, inter alia, (i) the Capital Raising up to Euro 560 million of which Euro 500 million to be implemented within 31 December 2017 and (ii) the replacement by the Issuer of the Existing Notes with new ordinary shares, in accordance with articles 77 and 78(1)(a) of the CRR and the Council Regulation (EU) No. 1024/2013, subject to the condition that the Issuer issues ordinary shares having a nominal value of least €305,894,910 in the context of the Capital Raising (such amount intended as part of the Euro 560 million Capital Raising).

On 28 September 2017, the Issuer’s extraordinary shareholders’ meeting resolved upon a divisible Capital Raising for an amount of up to Euro 560 million, of which up to Euro 500 million with pre-emption rights, granting to the Board of Directors the powers to implement it by 31 December 2017 and to determine the structure terms and conditions of the same.

The Capital Raising will be implemented through the issue of new, ordinary shares of the Issuer, with no par value, and enjoying the same dividend entitlement and other rights as the Issuer’s currently outstanding ordinary shares. In the context of the Capital Raising, the Issuer may reserve a tranche of the Capital Raising possibly for one or more categories of investors taking part in the LME (the “Reserved Tranche”) for an amount of up to Euro 60 million. The participation to the Reserved Tranche will exclusively be possible - on a voluntary basis only - as part of the Capital Raising, following publication of the offering circular/prospectus for the Capital Raising and pursuant to the procedures indicated therein, which will also determine the maximum percentage of shares that each subscriber may be entitled to receive on the Capital Raising settlement date.

The new shares issued in the context of the Capital Raising will be admitted to trading and listing on the Italian Stock Exchange and will be fungible with the Issuer’s currently listed ordinary shares and will be eligible to be calculated as part of the Issuer’s CET1 capital in compliance with Article 28 of the CRR for up to €560 million.

The Capital Raising and LME will imply an improvement of the Issuer’s CET1 ratio of 4.7% overall, of which 3.0% attributable to the Capital Raising of €500 million, and 1.7% attributable to the LME and the Reserved Tranche for approximately €59 million. Therefore, following successful completion of the Capital Raising and the LME, it is expected that the Issuer’s CET1 ratio will meet the requirements set out in the ECB’s SREP Decision.

In connection with the Capital Raising, the Issuer has entered into a pre-underwriting agreement with Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch as Joint Global Coordinators and Joint Bookrunners. The pre-underwriting is subject to standard terms and conditions for transactions of this nature and to certain specific provisions, including, among others, the approval and implementation of a sustainable financial and business plan, including implementation of the foregoing disposal of assets and other potential additional capital management transactions, as well as investors’ feedback conducive to the envisaged capital increase. Provided that all conditions are satisfied to each of the Joint Global Coordinators, the pre-underwriting agreement sets forth the terms and conditions for entering into an underwriting agreement for the subscription of any newly issued shares remaining unsubscribed. Nevertheless, there is no guarantee that the Capital Raising will be subscribed for in full. Should the Capital Raising of at least Euro 500 million not be implemented by 31 December 2017 a breach of the capital requirements set out in the capital strengthening plan would be probable.

In the context of its decision, the ECB requested that, should the outcome of the LME not be in line with the targeted upside, and the capital gains from asset disposals not be able to cover the gap, the Bank will be required to submit to ECB an additional capital strengthening plan by 31 March 2018, outlining the supplementary capital measures to fill such gap.

Furthermore, the failure to execute both the Capital Increase and the LME by 31 December 2017, may have significant adverse effects on the Bank’s overall economic, capital and financial situation, with potential impacts on its capacity to operate as a going concern.

EXCHANGE OFFER AND CONSENT SOLICITATION

The invitation by the Issuer to Noteholders to participate in the Exchange Offer and/or the Consent Solicitation, as applicable, is made on the terms and subject to the conditions set out in this Information Memorandum. Capitalised terms used in this Information Memorandum have the meaning given in “Definitions” and any other definitions of such terms are for ease of reference only and shall not affect their interpretation.

The Exchange Offer and the Consent Solicitation commence on the date of this Information Memorandum. The deadline for receipt by the Exchange and Tabulation Agent of (i) Exchange Instructions from Noteholders wishing to offer Existing Notes for exchange pursuant to the Exchange Offer; and (ii) Consent Instructions from Noteholders wishing to vote in favour of the relevant Extraordinary Resolution is 4.00 p.m. (CET) on 18 October 2017 (the “Expiration Deadline”). In order to be eligible to receive New Notes or the Cash Amount, as applicable, calculated in accordance with the relevant Early Participation Exercise Ratio pursuant to the Exchange Offer or the Mandatory Cancellation, a Noteholder’s Exchange Instruction or Consent Instruction, as applicable, must be received by the Exchange and Tabulation Agent by 4.00 p.m. (CET) on 11 October 2017 (the “Early Instruction Deadline”).

Before making a decision as to whether to offer Existing Notes for exchange in the Exchange Offer or participate in the Consent Solicitation, Noteholders should carefully consider all of the information in this Information Memorandum (including all the information in, and incorporated by reference in, the Programme Base Prospectus) and in particular, the risk factors described or referred to in “Risk Factors” and the Programme Risk Factors.

A.	THE EXCHANGE OFFER

The Issuer is inviting Noteholders (subject to the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) to offer to exchange any and all of their Existing Notes for 5 per cent. Senior Notes with a maturity of five years from their Issue Date to be issued by the Issuer under its Programme (the “New Notes”) in accordance with the terms and conditions set out in this Information Memorandum (the “Exchange Offer”).

Subject to the Successful Outcome of the Capital Raising and the satisfaction or waiver by the Issuer of the Exchange Offer Condition described below in respect of each Series of Existing Notes, each Noteholder whose Existing Notes are accepted by the Issuer for exchange pursuant to the Exchange Offer on the Settlement Date will receive, if they are Eligible Noteholders, an aggregate nominal amount of New Notes and in case they are Ineligible Noteholders, the Cash Amount, calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable, , as further described below under “New Notes, Cash Amount and Rounding Amount”.

Exchange Offer Condition

The acceptance by the Issuer of Existing Notes for exchange pursuant to the Exchange Offer is subject to the Successful Outcome of the Capital Raising and the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes (the “Exchange Offer Condition”).

If the Issuer decides to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer, the Issuer will accept for exchange all of the Existing Notes of a Series that are the subject of the Exchange Offer and validly offered for exchange and there will be no scaling of any offers of Existing Notes of any Series for exchange.

Exchange Instructions to include consent to the Proposals

Each valid Exchange Instruction shall include an instruction by the relevant Noteholder to the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as that Noteholder’s proxy to vote in favour of the relevant Extraordinary Resolution in the Consent Solicitation described below. It will not be possible to validly offer Existing Notes for exchange in the Exchange Offer without at the same time giving such instruction to the relevant Fiscal Agent.

Each valid Exchange Instruction shall remain as such even if the Exchange Offer Condition is waived by Issuer.

B.	THE CONSENT SOLICITATION

Concurrently with the Exchange Offer, the Issuer is inviting Noteholders (subject to the Offer and Distribution Restrictions and who are otherwise persons to whom the Consent Solicitation can be lawfully made and who may lawfully participate in the Consent Solicitation) to approve, by Extraordinary Resolution, the Proposals in respect of each Series of Existing Notes as set out in the Notice of Meetings (such invitation, the “Consent Solicitation”) to assent to and sanction the modification to the relevant Existing Notes Conditions to insert a mandatory cancellation condition (the “Mandatory Cancellation”) pursuant to which, subject to the Successful Outcome of the Capital Raising and following satisfaction of the Consent Condition, all of the outstanding Existing Notes of a Series that have not been accepted for exchange by the Issuer pursuant to the Exchange Offer (the “Unexchanged Notes”), shall be cancelled and all of the Issuer’s liabilities and obligations to Noteholders under those Existing Notes shall be irrevocably cancelled and released, in each case in consideration of:

(a)

the delivery to Eligible Noteholders of an aggregate nominal amount of New Notes calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable; and

(b)

the delivery to Ineligible Noteholders of an amount in cash equivalent to the aggregate nominal amount of New Notes, determined in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable, that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder (the “Cash Amount”), all as more fully described in the Notice of Meetings, the form of which is set out in Annex I (Form of Notice of Meetings).

The Issuer is proposing an Extraordinary Resolution in respect of the above Proposals at a Meeting of Noteholders of each Series of Existing Notes.

Consent Condition

The implementation of the Proposals and resulting Mandatory Cancellation in respect of each Series of Existing Notes is conditional on the Successful Outcome of the Capital Raising and subject to satisfaction or waiver by the Issuer of the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes (the “Consent Condition”).

Mandatory Cancellation

If the Proposals are approved and implemented and the Consent Condition is satisfied or waived, the Supplemental Agency Agreements will be executed and, if there is a Successful Outcome of the Capital Raising, the Mandatory Cancellation will occur on the Settlement Date. Pursuant to the Mandatory Cancellation all of the Issuer’s liabilities and obligations under the outstanding Unexchanged Notes of the relevant Series shall be irrevocably cancelled and released in consideration of the delivery to Eligible Noteholders of the New Notes and payment to Ineligible Noteholders of the Cash Amount, as applicable, as described below.

C.	TERMS APPLICABLE TO THE EXCHANGE OFFER AND CONSENT SOLICITATION

Eligible Noteholders and Ineligible Noteholders

In order to be eligible to receive New Notes pursuant to the Exchange Offer or the Mandatory Cancellation, a Noteholder must be an Eligible Noteholder. An Eligible Noteholder is a Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction, as applicable, is the Beneficial Owner of an aggregate nominal amount of Existing Notes which is equal to or greater than the Minimum Exchange Amount.

Ineligible Noteholders will instead receive the Cash Amount. An Ineligible Noteholder is a Noteholder who does not hold the Minimum Exchange Amount.

In respect of a Series, the Minimum Exchange Amount is the minimum aggregate nominal amount of such individual Series that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes, Cash Amount and Rounding Amount

Eligible Noteholders

The aggregate nominal amount of New Notes that each Eligible Noteholder whose Existing Notes are accepted for exchange pursuant to the Exchange Offer or cancelled pursuant to the Mandatory Cancellation will receive on the Settlement Date will be the sum of (x) the aggregate nominal amount of Existing Notes of such Eligible Noteholder that are accepted for exchange by the Issuer, or to be cancelled pursuant to the Mandatory Cancellation, as applicable, multiplied by the Early Participation Exercise Ratio or Exercise Ratio (applicable as described below under “Early Participation Ratio”) and (y) the Accrued Interest due to such Eligible Noteholder (other than in respect of the Perpetual Notes), with the resulting amount rounded down to the nearest multiple of €1,000.

If, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), an Eligible Noteholder would be entitled to receive an aggregate nominal amount of New Notes that is not an integral multiple of €1,000, the Issuer will pay (or procure that there is paid) to that Eligible Noteholder on the Settlement Date an amount in cash in euros equal to the fractional portion of the nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive rounded to the nearest €0.01, with half a euro cent being rounded upwards (the “Rounding Amount”).

Ineligible Noteholders

The Cash Amount to be paid to each Ineligible Noteholder pursuant to the Exchange Offer or the Mandatory Cancellation of its Existing Notes shall be an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated as described above and rounded to the nearest cent with a half unit rounded upwards.

Accrued Interest

On the Settlement Date, the Issuer will pay accrued and unpaid interest from, and including, the interest payment date of the Existing Notes immediately preceding the Settlement Date to, but excluding, the Settlement Date, calculated in accordance with the relevant Existing Notes Conditions in respect of all Existing Notes (other than the Perpetual Notes) (the “Accrued Interest”) accepted for exchange by the Issuer pursuant to the Exchange Offer or cancelled pursuant to the Mandatory Cancellation.

The Accrued Interest to be paid to Eligible Noteholders will be paid in the form of New Notes (save in respect of any Rounding Amount) and the Accrued Interest to be paid to Ineligible Noteholders will be paid in cash, in each case on the Settlement Date and (other than to holders of the Perpetual Notes) the aggregate nominal amount of New Notes or the amount of cash to be delivered or paid, as applicable, shall be determined by applying the following formula:

Nominal amount of New Notes / Cash Amount = X + Y

Where:

“X” is the nominal amount of the Existing Notes multiplied by the Early Participation Exercise Ratio or the Exercise Ratio (applicable as described below under “Early Participation Ratio”); and

“Y” is the Accrued Interest.

Early Participation Exercise Ratio

Subject to the Exchange Offer Condition or the Consent Condition, as applicable, the relevant Early Participation Exercise Ratio will be applied to the Existing Notes of all Noteholders who have delivered an Exchange Instruction and/or a Consent Instruction which have been validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline, neither of which is subsequently revoked (in the limited circumstances in which such revocation is permitted), to calculate the amount of New Notes to be delivered or Cash Amount to be paid, as applicable, on the Settlement Date to each Noteholder. The relevant Exercise Ratio will be applied to Existing Notes on exchange or Mandatory Cancellation in all other circumstances.

Noteholders may continue to submit Exchange Instructions and Consent Instructions after the Early Instruction Deadline and up to the Expiration Deadline but such Noteholders will not be eligible to receive an amount of New Notes, in the case of Eligible Noteholders, or the Cash Amount, in the case of Ineligible Noteholders, calculated in accordance with the relevant Early Participation Exercise Ratio.

To be eligible to receive an amount of New Notes or the Cash Amount, as applicable, calculated in accordance with the relevant Early Participation Exercise Ratio pursuant to the Exchange Offer or the Mandatory Cancellation, each Noteholder who submits an Exchange Instruction or Consent Instruction must not attend, or seek to attend, the relevant Meeting in respect of its Series of Existing Notes in person or make any other arrangements to be represented at such Meeting (other than by way of its Exchange Instruction or Consent Instruction). Noteholders may choose to attend and vote at a Meeting in person or to make other arrangements to be represented or to vote at such Meeting in accordance with the relevant provisions for Meetings of Noteholders set out in the Agency Agreement relating to such Series (the “Meeting Provisions”) without submitting an Exchange Instruction or Consent Instruction. However, any such Noteholder will not be eligible to receive an amount of New Notes or the Cash Amount, as applicable, calculated in accordance with the relevant Early Participation Exercise Ratio, irrespective of whether such Noteholder has also delivered an Exchange Instruction or Consent Instruction or such other arrangements are made on or prior to the Early Instruction Deadline.

New Notes

The New Notes will be issued under the Programme and accordingly the New Notes Conditions will apply thereto, together with the draft Final Terms contained in Annex II (Draft Final Terms) to this Information Memorandum. The New Notes are expected to be admitted to the official list of the Luxembourg Stock Exchange (the “Official List”) and to trading on the regulated market of the Luxembourg Stock Exchange (the “Luxembourg Stock Exchange”).

The New Notes will bear interest at a fixed rate of 5 per cent., which will be paid on an annual basis until their maturity date falling five years after their issue date. The issue price of the New Notes will be 100 per cent. The aggregate nominal amount of the New Notes will be determined as soon as reasonably practicable after the Meetings. All other terms of the New Notes will be as set out in Annex II (Draft Final Terms).

Differences between the Existing Notes Conditions and the New Notes Conditions

There are a number of differences between the relevant Existing Notes Conditions and the New Notes Conditions. Noteholders are advised to review the New Notes Conditions in their entirety before making a decision whether to participate in the Exchange Offer and/or the Consent Solicitation. See “Description of New Notes” below.

Existing Notes not exchanged

The Existing Notes of Noteholders who do not participate in the Exchange Offer (including any Noteholder that is not eligible to participate in the Exchange Offer, whether due to the offer restrictions referred to in “Offer and Distribution Restrictions” or otherwise) or Existing Notes that are not accepted for exchange by the Issuer will be subject to Mandatory Cancellation if the Proposals described in the Notice of Meetings and “Consent Solicitation” above are approved by Noteholders of the relevant Series and implemented by the Issuer. If the Proposals are not approved by Noteholders of the relevant Series, Noteholders whose Existing Notes are not exchanged for New Notes pursuant to the Exchange Offer will continue to hold their Existing Notes subject to the relevant Existing Notes Conditions.

Announcement of Results of Exchange Offer and Consent Solicitation

The Issuer will announce (the “Announcement of Indicative Results”), as soon as reasonably practicable after the Meetings:

(a)	the results of the Meetings and, if the Extraordinary Resolutions are passed; and

(b)

a non-binding indication as to whether to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer subject to satisfaction of the Exchange Offer Condition and the Successful Outcome of the Capital Raising and, if so accepted, the final aggregate nominal amount of (i) Existing Notes of each Series accepted for exchange; and (ii) New Notes to be issued.

The Issuer will announce (the “Announcement of Final Results”), as soon as reasonably practicable after the end of the Capital Raising offer period:

(a)	Whether the criteria for the Successful Outcome of the Capital Raising have been achieved;

(b)	the results of the Meetings and, if the Extraordinary Resolutions are passed whether the other Consent Conditions have been satisfied or waived by the Issuer; and

(c)

its decision as to whether to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer subject to satisfaction of the Exchange Offer Condition and, if so accepted, the final aggregate nominal amount of (i) Existing Notes of each Series accepted for exchange; and (ii) New Notes to be issued.

Unless otherwise stated, all announcements in connection with the Exchange Offer and/or the Consent Solicitation will be made by the Issuer by delivery of a notice to the Clearing Systems for communication to Direct Participants and also published on the website of the Luxembourg Stock Exchange. Such announcements may also be (i) found on the relevant Reuters Insider screen page and/or (ii) made by the issue of a press release to a Notifying News Service. Copies of all announcements, notices and press releases can also be obtained from the Exchange and Tabulation Agent, the contact details for which appear on the last page of this Information Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Exchange and Tabulation Agent for the relevant announcements during the course of the Exchange Offer and the Consent Solicitation.

Delivery of New Notes and payment

New Notes (including any New Notes to be delivered as payment of the Accrued Interest) to be delivered to Eligible Noteholders in settlement of the Exchange Offer or the Mandatory Cancellation will be delivered to the Clearing System accounts in which the relevant Existing Notes are held. Any cash payments (whether in respect of the Rounding Amount to Eligible Noteholders or the Cash Amount to Ineligible Noteholders) to be paid to Noteholders in settlement of the Exchange Offer or the Mandatory Cancellation will be paid to Noteholders’ cash accounts in Euroclear or Clearstream, Luxembourg.

The aggregate amounts of the Rounding Amount or the Cash Amount, as applicable, to be paid pursuant to the Exchange Offer or the Mandatory Cancellation in respect of the relevant Existing Notes in each Clearing System will be paid, in immediately available funds, on the Settlement Date to such Clearing System for payment to the cash accounts of the relevant Noteholders in the Clearing System.

The delivery of such New Notes and payment of such aggregate amounts to the Clearing Systems on or before the Settlement Date will discharge the obligation of the Issuer to all Noteholders holding Existing Notes in the Clearing Systems in respect of the delivery of the New Notes (including any New Notes to be delivered as payment of the Accrued Interest) and payment of such amounts and under no circumstances will any additional distribution or interest be payable to a Noteholder because of any delay in the delivery of the New Notes by, or transmission of funds from, the relevant Clearing System or any other intermediary with respect to such Existing Notes of that Eligible Noteholder. See “Procedures for Participating in the Exchange Offer and the Consent Solicitation” for further information.

Inter-conditionality

The implementation of the Exchange Offer is conditional on the Consent Solicitation and all the Consent Solicitations are inter-conditional among them, while all are conditional on the Successful Outcome of the Capital Raising. However, the Issuer may waive the Exchange Offer Condition and/or Consent Condition, such that it may accept offers from Eligible Noteholders to exchange Existing Notes in the Exchange Offer even if the Proposals in respect of the relevant Series of Existing Notes are not approved at the relevant Meeting. In addition, if the Proposals are approved in respect of only some Series of Existing Notes, the Issuer may elect to waive the relevant Consent Condition and therefore implement the Proposals and exercise the Mandatory Cancellation in respect of certain Series of Existing Notes only.

Meetings

A notice convening the Meetings (the “Notice of Meetings”) has been given to the Noteholders of each Series of Existing Notes in accordance with the Existing Notes Conditions on the date of this Information Memorandum. The Meetings will be held on 21 October 2017 at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - with the first Meeting (in respect of the 2018 Notes) commencing at 5.00p.m. (CET) and subsequent Meetings in respect of each other Series (in order of ascending ISIN number) being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later). At the Meetings, Noteholders will be invited to consider and, if thought fit, vote in favour of the Extraordinary Resolutions, all as more fully described in the Notice of Meetings (see Annex I (Form of Notice of Meetings)).

The quorum required for each Meeting to consider the relevant Extraordinary Resolution is two or more persons (and one or more persons in respect of the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 75 per cent. in nominal amount of the Existing Notes of the relevant Series for the time being outstanding and at an Adjourned Meeting, two or more persons (and one or more persons in respect of the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 25 per cent. (and 1/3 in respect of the Perpetual Notes) in nominal amount of the Existing Notes of the relevant Series for the time being outstanding.

To be passed at the Meeting, an Extraordinary Resolution requires a majority in favour consisting of at least 75 per cent. of the votes cast. If passed, the Extraordinary Resolution shall be binding on all Noteholders of the relevant Series, whether present or not at the relevant Meeting and whether or not voting.

The implementation of the Proposals in respect of each Series is conditional on satisfaction of the Consent Condition.

Noteholders should refer to Annex I (Form of Notice of Meetings) and “Procedures for Participating in the Exchange Offer and the Consent Solicitation” for full details for participating in the Exchange Offer and/or the Consent Solicitation and the procedures in relation to the Meetings.

Adjourned Meeting

In the event the necessary quorum for the relevant Extraordinary Resolution for any reason is not obtained, the relevant Meeting for such Series will be adjourned and the adjourned Meeting shall be held on 6 November 2017 at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - with the first Meeting (in respect of the 2018 Notes) commencing at 5.00 p.m. (CET) and subsequent Meetings in respect of each other Series (in order of ascending ISIN number) being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later). The quorum at any such adjourned Meeting is as described under “Meetings” above.

Exchange Instructions and Consent Instructions

By submitting an Exchange Instruction or a Consent Instruction which is received by the Exchange and Tabulation Agent on or prior to the Expiration Deadline, a Noteholder will instruct the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as its proxy to attend the relevant Meeting (and any adjourned such Meeting) and vote in favour of the relevant Extraordinary Resolution to be proposed at such Meeting.

It will not be possible to submit an Exchange Instruction or Consent Instruction without at the same time giving such instructions to the relevant Fiscal Agent. In order for a Noteholder to be eligible for the application of the relevant Early Participation Exercise Ratio to its Existing Notes pursuant to the Exchange Offer or the Mandatory Cancellation, the relevant Exchange Instruction or Consent Instruction, as applicable, must be validly submitted with a vote in favour of the relevant Extraordinary Resolution and received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline (and not subsequently revoked, in the limited circumstances in which such revocation is permitted).

Nothing in this Information Memorandum affects the rights of Noteholders to attend and vote at the Meeting in respect of the Existing Notes held by them in person or to make other arrangements to be represented or to vote at such Meeting in accordance with the relevant Meeting Provisions. Noteholders voting at a Meeting or making such arrangements may vote in favour or against the relevant Extraordinary Resolution being proposed at such Meeting. However, such Noteholders will not be eligible the application of the relevant Early Participation Exercise Ratio to their Existing Notes pursuant to the Exchange Offer or the Mandatory Cancellation if they attend and vote at any such Meeting.

In accordance with the procedures for participating in the Exchange Offer, the Consent Solicitation and/or at the relevant Meeting (see “Procedures for Participating in the Exchange Offer and the Consent Solicitation” and the Notice of Meetings), each Noteholder will be requested to confirm whether or not it is a Noteholder to whom the Exchange Offer and/or the Consent Solicitation, as applicable, can be lawfully made in compliance with the Offer and Distribution Restrictions or otherwise in order to participate in the Exchange Offer and/or the Consent Solicitation, as applicable, or otherwise participate at the relevant Meeting.

The submission of a valid Exchange Instruction or Consent Instruction in accordance with the procedures set out in the section “Procedures for Participating in the Exchange Offer and the Consent Solicitation” will be irrevocable (except in the limited circumstances described in “Amendment and Termination – Revocation Rights”).

No assurance that offers to exchange Existing Notes will be accepted, that the Proposals will be implemented, that there will be a Successful Outcome of the Capital Raising or that the Exchange Offer Condition and/or Consent Condition will be satisfied

There can be no assurance that offers to exchange Existing Notes will be accepted, that the Proposals will be implemented as planned, that there will be a Successful Outcome of the Capital Raising, whether or not the Extraordinary Resolutions will be passed, and therefore whether or not the Exchange Offer Condition and/or the Consent Condition will be satisfied. In particular, subject to applicable law, the Issuer may extend, amend or terminate the Exchange Offer and/or Consent Solicitation at any time, as described in “Amendment and Termination” herein.

Amendment and Termination

The Issuer may, at its option and in its sole discretion, extend, re-open, amend, waive any condition of or terminate the Exchange Offer and/or the Consent Solicitation at any time (subject in each case to applicable law and the relevant Meeting Provisions and as provided in this Information Memorandum, and provided that no amendment may be made to the terms of the Extraordinary Resolutions). Details of any such extension, re-opening, amendment, waiver or termination will be announced as provided in this Information Memorandum as promptly as practicable after the relevant decision is made. Noteholders are advised that the Issuer may, in its sole discretion, accept Exchange Instructions and Consent Instructions pursuant to the Exchange Offer and the Consent Solicitation, respectively, on more than one date if the Exchange Offer and/or the Consent Solicitation is extended or re-opened. See “Amendment and Termination”.

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Existing Notes when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to participate in, or (in the limited circumstances in which revocation is permitted) to validly revoke their instruction to participate in, the Exchange Offer and/or the Consent Solicitation by the deadlines specified in this Information Memorandum. The deadlines set by any such intermediary and each Clearing System for the submission and (where permitted) revocation of Exchange Instructions or Consent Instructions, as applicable, will be earlier than the relevant deadlines specified in this Information Memorandum. See “Procedures for Participating in the Exchange Offer and the Consent Solicitation”.

Questions and requests for assistance in connection with (i) the Exchange Offer and the Consent Solicitation may be directed to the Dealer Managers and (ii) the delivery of Exchange Instructions and Consent Instructions may be directed to the Exchange and Tabulation Agent, the contact details for which are on the last page of this Information Memorandum.

The Issuer expressly reserves the right, in its sole discretion, to refuse to accept, to delay acceptance of Existing Notes offered for exchange pursuant to the Exchange Offer or to delay acceptance of, Consent Instructions pursuant to the Consent Solicitation in order to comply with applicable laws. In all cases, Exchange Instructions and Consent Instructions will only be deemed to have been validly submitted once submitted in accordance with the procedures described in “Procedures for Participating in the Exchange Offer and the Consent Solicitation”, which include the blocking of the relevant Notes in the relevant account in the Clearing Systems, as described in “Risk Factors – Submission of Exchange Instructions and Consent Instructions” herein.

The Issuer may reject Exchange Instructions or Consent Instructions which it considers in its reasonable judgment not to have been validly submitted in the Exchange Offer or the Consent Solicitation, as applicable. For example, Exchange Instructions or Consent Instructions may be rejected and not accepted and may be treated as not having been validly submitted if any such instruction does not comply with the requirements of a particular jurisdiction or if the Exchange Offer and/or the Consent Solicitation are terminated.

The failure of any eligible person to receive a copy of this Information Memorandum, the Notice of Meetings or any other notice issued by the Issuer or any other person in connection with the Exchange Offer, the Consent Solicitation and/or the relevant Meeting shall not invalidate any aspect of the Exchange Offer, the Consent Solicitation or such Meeting. No acknowledgement of receipt of any Exchange Instruction, Consent Instruction and/or any other documents will be given by the Issuer, the Dealer Managers, the Exchange and Tabulation Agent or the relevant Fiscal Agent.

All Existing Notes that have been blocked in the Clearing Systems following the submission of an Exchange Instruction or Consent Instruction or other voting instructions, but have not been accepted for exchange by the Issuer pursuant to the Exchange Offer or been subject to the Mandatory Cancellation by 31 December 2017 (the “Long Stop Date”) will be unblocked.

Representations, Warranties, Acknowledgements, Agreements and Undertakings

Noteholders submitting (or having submitted on their behalf) Exchange Instructions or Consent Instructions, as applicable, will be required to make and give, and will be deemed to have made and given, the representations, warranties, acknowledgements, agreements and undertakings set out in “Procedures for Participating in the Exchange Offer and the Consent Solicitation” and the Notice of Meetings, the form of which is set out in Annex I (Form of Notice of Meetings). Noteholders who have concerns about making or giving any such representations, warranties, acknowledgements, agreements and/or undertakings should contact the Exchange and Tabulation Agent or the Dealer Managers immediately.

Governing law

The Exchange Offer, the Consent Solicitation, the Meetings, each Exchange Instruction and Consent Instruction and any non-contractual obligations or matters arising from or connected with any of the foregoing, shall be governed by the laws of England, subject where applicable to mandatory provisions of Italian law and regulations.

By submitting an Exchange Instruction or a Consent Instruction, the relevant Noteholder will unconditionally and irrevocably agree for the benefit of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent and the relevant Fiscal Agent that the courts of England are to have exclusive jurisdiction to settle any disputes that may arise out of or in connection with the Exchange Offer, the Consent Solicitation, the Meetings and Exchange Instruction or Consent Instruction and that accordingly any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

RISK FACTORS

Before making a decision whether to offer Existing Notes for exchange pursuant to the Exchange Offer and/or participate in the Consent Solicitation, as applicable, Noteholders should carefully consider, in light of their own financial circumstances and investment objectives, all of the information in and incorporated by reference in this Information Memorandum including, without limitation, all information in, and incorporated by reference in, the Programme Base Prospectus and, in particular, the following factors and the Programme Risk Factors.

The following section does not describe all of the risks for Noteholders participating in the Exchange Offer and/or the Consent Solicitation.

Noteholders should make such inquiries as they think appropriate regarding the terms of the Exchange Offer, the Consent Solicitation, the New Notes and the Issuer all without relying on the Issuer, the Dealer Managers, Fiscal Agents, the Exchange and Tabulation Agent or any other person.

Risks and other considerations relating to the Exchange Offer

No obligation to accept offers to exchange

The Issuer is not under any obligation to accept, and shall have no liability to any person for any non-acceptance of, any offer of Existing Notes for exchange pursuant to the Exchange Offer. Offers of Existing Notes for exchange may be rejected in the sole discretion of the Issuer for any reason and the Issuer is not under any obligation to Noteholders to furnish any reason or justification for refusing to accept an offer of Existing Notes for exchange. For example, offers of Existing Notes for exchange may be rejected if the Exchange Offer is terminated, if the Exchange Offer does not comply with the relevant requirements of a particular jurisdiction, or for any other reason.

Noteholders must validly offer for exchange a nominal amount of Existing Notes of the relevant Series equal to or greater than the Minimum Exchange Amount in order to receive New Notes pursuant to the Exchange Offer

In order to receive New Notes pursuant to the Exchange Offer, a Noteholder must validly offer for exchange a nominal amount of the Existing Notes of the relevant Series at least equal to the Minimum Exchange Amount. A Noteholder that holds Existing Notes of a Series having a nominal amount less than the Minimum Exchange Amount must, if it wishes to receive New Notes pursuant to the Exchange Offer, first acquire such additional Existing Notes of such Series as is necessary to enable that Noteholder to be able to offer for exchange Existing Notes equal to at least the Minimum Exchange Amount.

Uncertainty as to the trading market for Existing Notes not exchanged

In respect of a Series, to the extent that any Existing Notes of such Series are accepted by the Issuer for exchange pursuant to the Exchange Offer, the trading market for such Existing Notes that remain outstanding may be significantly more limited in the event the Consent Solicitation is not implemented. Such remaining Existing Notes may command a lower market price than a comparable issue of debt securities with greater market liquidity. A reduced market value may also make the trading price of such Existing Notes more volatile. As a result, the market price for such Existing Notes may be adversely affected by the Exchange Offer in the event the Consent Solicitation is not implemented. None of the Issuer, the Dealer Managers or the Exchange and Tabulation Agent has any duty to make a market in such outstanding Existing Notes.

Risks and other considerations relating to the Consent Solicitation

Entitlement to participate in the Consent Solicitation

Only Noteholders who, at the latest as at the Record Date, own beneficial interests (as shown in the records of the relevant Clearing System) in Existing Notes, are entitled to participate in the Consent Solicitation. Persons who become Noteholders after such Record Date will not be entitled to participate in, and vote at, the Meetings.

Mandatory Cancellation

Noteholders should be aware that, upon the occurrence of the Mandatory Cancellation all of the Issuer’s obligations under the Existing Notes shall be irrevocably cancelled and released in consideration of the Issuer’s delivery of New Notes to Eligible Noteholders or the Cash Amount to Ineligible Noteholders, as applicable. From this time, Noteholders will have no rights to the repayment of the nominal amount of the Existing Notes or the payment of interest on the Existing Notes.

No assurance that the Extraordinary Resolutions will be implemented

There can be no assurance given by the Issuer that the relevant Extraordinary Resolution in respect of a Series will be passed or the Proposals in respect of such Series will be implemented.

Risks and other considerations in respect of participation in the Exchange Offer or the Consent Solicitation

Market value of the Existing Notes and New Notes and uncertainty as to the trading market for the New Notes

The Early Participation Exercise Ratio and Exercise Ratio may not reflect the market value of the Existing Notes or the New Notes. Neither the Issuer nor any of the Dealer Managers has made any determination that the Early Participation Exercise Ratio or Exercise Ratio represents a fair valuation of either the Existing Notes or the New Notes.

The Issuer does not intend to make any application for the listing and admission to trading of the New Notes on any market other than the listing of the New Notes on the official list of the Luxembourg Stock Exchange and admission to trading on the regulated market of the Luxembourg Stock Exchange. The New Notes are securities for which there is currently no trading market and for which there can be no assurance of future liquidity.

There is no existing trading market for the New Notes prior to their admission to trading and listing on the Luxembourg Stock Exchange. To the extent that the New Notes are traded, prices of the New Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders, and there can be no assurance of future liquidity in the New Notes. The Exchange Offer and the Consent Solicitation are not conditional on the issuance of a minimum aggregate principal amount of New Notes and the liquidity of the New Notes will be dependent on the level of Existing Notes exchange for New Notes pursuant to the Exchange Offer and/or the Mandatory Cancellation. Noteholders are urged to contact their brokers to obtain the best available information as to the potential market price and liquidity of the New Notes and for advice concerning the effect of the Exchange Offer and the Consent Solicitation on their Existing Notes.

Responsibility for complying with the procedures of the Exchange Offer and the Consent Solicitation

Noteholders are responsible for complying with all of the procedures for participating in the Exchange Offer and the Consent Solicitation as set out in “Procedures for Participating in the Exchange Offer and the Consent Solicitation”. None of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent or the Fiscal Agents assume any responsibility for informing Noteholders of irregularities with respect to compliance with such procedures.

Noteholders are advised to check with any Clearing System, bank, securities broker or other intermediary through which they hold Existing Notes when such Clearing System or intermediary would need to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or (in the limited circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offer and/or the Consent Solicitation by the deadlines specified in this Information Memorandum.

In relation to the delivery or revocation of Exchange Instructions or Consent Instructions or obtaining voting certificates or otherwise making arrangements for the giving of voting instructions, in each case through the Clearing Systems, Noteholders should note the particular practice and policy of the relevant Clearing System, including any earlier deadlines set by such Clearing System.

Differences between the Existing Notes and the New Notes

There are a number of significant differences between the Existing Notes Conditions and the New Notes Conditions (see “Description of New Notes” below). The New Notes Conditions are set out in the Programme Base Prospectus, as supplemented by the draft Final Terms of the New Notes (the form of which is set out in Annex II (Draft Final Terms)). Noteholders should review the Programme Base Prospectus, including in particular the Programme Risk Factors and the New Notes Conditions in their entirety, before making a decision whether to offer Existing Notes for exchange pursuant to the Exchange Offer and/or participate in the Consent Solicitation.

Early Participation Exercise Ratio

A Noteholder must deliver an Exchange Instruction or a Consent Instruction, as applicable, in favour of the relevant Extraordinary Resolution which is validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline to be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes pursuant to the Exchange Offer or the Mandatory Cancellation, as applicable.

Only Direct Participants may deliver valid Exchange Instructions or Consent Instructions with a vote in favour of the relevant Extraordinary Resolution to be eligible for the application of the Early Participation Exercise Ratio to their Existing Notes pursuant to the Exchange Offer or the Mandatory Cancellation, as applicable, subject to such Exchange Instruction or Consent Instruction not being revoked (in the limited circumstances in which such revocation is permitted), and Noteholders who are not Direct Participants should arrange for the Direct Participant through which they hold their Existing Notes to deliver a valid Exchange Instruction or Consent Instruction, as applicable, on their behalf through the relevant Clearing System.

Noteholders who do not deliver or arrange for the delivery of an Exchange Instruction or a Consent Instruction as provided above but who wish to attend and vote at the relevant Meeting in person or to make other arrangements to be represented or to vote at the relevant Meeting may do so in accordance with the voting and quorum procedures set out in the Notice of Meetings. However, such Noteholders will not be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes on settlement of the Exchange Offer or the Mandatory Cancellation.

Sanctions Restricted Persons

A Noteholder who is a Sanctions Restricted Person (as defined herein) may not participate in the Exchange Offer or the Consent Solicitation.

Irrevocability of Exchange Instructions and Consent Instructions

Upon submission, each Exchange Instruction and Consent Instruction will be irrevocable except in the limited circumstances described in “Amendment and Termination”.

Blocking and Restrictions on Transfer

When considering whether to participate in the Exchange Offer or the Consent Solicitation, Noteholders should take into account that, where applicable, restrictions on the transfer of the Existing Notes will apply from the time of submission of Exchange Instructions or Consent Instructions, as applicable. A Noteholder will, on submitting an Exchange Instruction or a Consent Instruction or other voting instructions, agree that its Existing Notes will be blocked in the relevant account in the relevant Clearing System from the date the relevant Exchange Instruction or Consent Instruction is submitted, until the earlier of (i) the date on which the relevant Exchange Instruction or Consent Instruction is validly revoked, in the limited circumstances in which such revocation is permitted (including their automatic revocation on the termination of the Exchange Offer or the Consent Solicitation, as applicable), in accordance with the terms of the Exchange Offer and Consent Solicitation, (ii) the Settlement Date, (iii) the announcement of the termination of the Exchange Offer or the Consent Solicitation, as applicable, by the Issuer, and (iv) the Long Stop Date.

All Noteholders will be bound by the Extraordinary Resolutions

Noteholders should note that if the relevant Extraordinary Resolution in respect of a Series is passed, it will be binding on all Noteholders of such Series, whether or not they chose to participate in the Exchange Offer or the Consent Solicitation or otherwise vote at the relevant Meeting. Noteholders who do not submit an Exchange Instruction or a Consent Instruction by the Early Instruction Deadline will not be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes, but will still be bound by the terms of the relevant Extraordinary Resolution (if passed).

Completion, termination and amendment

Until the Issuer announces whether it has decided to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. This may depend upon the satisfaction or waiver of the Exchange Offer Condition. Existing Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain outstanding and may be subject to the Mandatory Cancellation if the Proposals are implemented.

Similarly, until the relevant Extraordinary Resolution is passed and the Consent Condition is satisfied, no assurance can be given that the Proposals will be implemented in respect of a Series. In addition, if the relevant Extraordinary Resolution is not passed at a Meeting, and the Meeting is adjourned, the implementation of the Proposals in respect of a Series could be delayed or the Proposals may not be implemented at all.

Subject to applicable law and as provided in this Information Memorandum, the Issuer may, in its sole and absolute discretion, extend, re-open, amend or terminate the Exchange Offer and/or the Consent Solicitation at any time (provided that no amendment may be made to the terms of the Extraordinary Resolutions) at any time before such announcement and may, in its sole and absolute discretion, waive the Exchange Offer Condition and/or the Consent Condition (to the extent such waiver is possible) either before or after such announcement.

Responsibility to consult advisers

Each Noteholder is solely responsible for making its own independent appraisal of all matters as such Noteholder deems appropriate (including those relating to the Exchange Offer, the Consent Solicitation and the Extraordinary Resolutions) and each Noteholder must make its own decision whether to participate in the Exchange Offer, the Consent Solicitation or otherwise participate at a Meeting.

Noteholders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax, accounting or other consequences of participating in the Exchange Offer and/or the Consent Solicitation and regarding the impact on them of the implementation of the Extraordinary Resolutions.

None of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents or any director, officer, employee, representative, agent or affiliate of any such person are acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Exchange Offer, the Consent Solicitation or the Extraordinary Resolutions, and accordingly none of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents or any director, officer, employee, representative, agent or affiliate of any such person, make any recommendation as to whether or not or how Noteholders should participate in the Exchange Offer, the Consent Solicitation or otherwise participate at a Meeting.

Compliance with Offer and Distribution Restrictions

Noteholders are referred to the offer and distribution restrictions in “Offer and Distribution Restrictions” and the acknowledgements, representations, warranties and undertakings in “Procedures for Participating in the Exchange Offer and the Consent Solicitation”, which Noteholders will be deemed to make on submitting Exchange Instructions and/or Consent Instructions or other voting instructions. Non-compliance with these could result in, among other things, the unwinding of trades and/or heavy penalties.

Future actions in respect of the Existing Notes

From time to time in the future, the Issuer, the Dealer Managers and their respective affiliates may, to the extent permitted by applicable law, acquire from time to time, during or after the Exchange Offer and the Consent Solicitation, Existing Notes other than pursuant to the Exchange Offer, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as they may determine, subject (where required in respect of transactions by the Issuer) to the authorisation of CONSOB. Such prices may be more or less than the prices to be paid pursuant to the Exchange Offer or the Mandatory Cancellation and could be for cash or other consideration or otherwise on terms more or less favourable than those of the Exchange Offer and the Consent Solicitation.

Consequence of the Capital Raising, Exchange Offer and Consent Solicitation not being completed

The Issuer’s capital strengthening plan is significantly complex, and its components, including especially the Capital Raising, the Exchange Offer and the Consent Solicitation and the planned asset disposals are subject to a number of uncertainties, some of which are beyond the control of the Issuer, such as the general macroeconomic and market conditions.

The failure of the Capital Raising, and therefore of the Exchange Offer and Consent Solicitation, would have a direct and material adverse effect on the Issuer’s ability to comply with its current and future regulatory capital requirements and may also have significant adverse effects on the Bank’s overall economic, capital and financial situation, with potential impacts on its capacity to operate as a going concern.

The Bank is subject to the rules on recovery and resolution of credit institutions set out at EU level under Directive 2014/59/EU (the “BRRD”) and the Regulation (EU) No. 806/2014 (the “SRM Regulation”).

The BRRD has been implemented in Italy through the adoption of two Legislative Decrees by the Italian Government, namely, Legislative Decrees No. 180/2015 and 181/2015 (together, the “BRRD Decrees”), both of which were published in the Italian Official Gazette (Gazzetta Ufficiale) on November 16, 2015. Legislative Decree No. 180/2015 is a stand-alone law which implements the provisions of BRRD relating to resolution actions, while Legislative Decree No. 181/2015 amends the Legislative Decree No. 385 of September 1, 1993 (the “Consolidated Banking Act”) and deals primarily with recovery plans, early intervention and changes to the creditor hierarchy. The BRRD Decrees entered into force on November 16, 2015, save that: (i) the Bail-In Tool (as defined below) applied from January 1, 2016; and (ii) a “depositor preference” granted for deposits other than those protected by the deposit guarantee scheme and those of individuals and SME’s will apply from January 1, 2019.

Under the BRRD competent authorities are allowed to take certain “early intervention measures” towards credit institutions in order to prevent the possibility that such credit institutions become subject to resolution proceeding. In this respect, the BRRD provides for the possible application by resolution authorities of four resolution tools, which may be used alone or in combination where the competent authority considers that (i) an institution is failing or likely to fail, (ii) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (iii) a resolution action is in the public interest. With respect to the condition under (i), an institution is considered as failing or likely to fail when one or more of the following criteria are met: (i) it is, or is likely in the near future to be, in breach of its requirements for continuing authorization; (ii) its assets are, or are likely in the near future to be, less than its liabilities; (iii) it is, or is likely in the near future to be, unable to pay its debts or other liabilities as they fall due; and (iv) it requires extraordinary public financial support (except in limited circumstances).

There resolution tools are: (i) the sale of business tool – which enables resolution authorities to direct the sale of the firm or the whole or part of its business on commercial terms; (ii) the bridge institution – which enables resolution authorities to transfer all or part of the business of the firm to a “bridge institution” (i.e. an entity created for this purpose that is wholly or partially in public control); (iii) the asset separation tool – which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through the possible sale or orderly wind-down (this tool can be used together with another resolution tool only); and (iv) the bail-in tool – which gives resolution authorities the power to write down the Eligible Liabilities (as defined below) of the failing institution and to convert such liabilities into CET1 instruments of the institution (the “Bail-In Tool”).

The exercise of the Bail-In Tool is a resolution action and as such is subject to the resolution criteria set out in the BRRD. Subject to certain preferred liabilities specified in the BRRD, it is intended that all liabilities of an institution (including senior or subordinated debt) (“Eligible Liabilities”) should potentially be subject to the general Bail-In Tool. The powers under the BRRD include the power to write down or convert Eligible Liabilities into CET1 instruments, as well as to cancel any debt instrument evidencing an Eligible Liability.

In addition to the general Bail-In Tool, the BRRD provides that resolution authorities shall have the additional power to permanently write down / convert into CET1 instruments any regulatory capital instruments issued by a credit institution in order to fully absorb losses at the point at which the issuing institution is no longer viable (the “Point of Non-Viability”). The power to write down or convert these types of capital instruments (the “Regulatory Capital Write-Down Power”) may also be exercised independently of resolution actions provided that the resolution authority determines that, unless these powers are exercised, the institution will reach the Point of Non-Viability. The Regulatory Capital Write-Down Power and the general Bail-In Tool described above are each referred to as a “Resolution Power” and, collectively, are referred to herein as the “Resolution Powers”.

The BRRD provides that a write-down/conversion resulting from the use of any of the Resolution Powers would, in summary, follow the ordinary allocation of losses and ranking in an insolvency of the relevant institution, meaning, inter alia, that the authorities shall exercise the write down powers in a way that results in CET1 instruments being written down first in proportion to the relevant losses and, thereafter, the principal amount of other regulatory capital instruments or, in case of the Bail-In Tool, Eligible Liabilities being written down on a permanent basis (with Additional Tier 1 Capital instruments being written down before Tier 2 Capital instruments, Tier 2 Capital instruments being written down before other subordinated debt, and subordinated debt being written down before senior unsecured debt). Once the amount of losses is covered, the Relevant Authorities may exercise the Resolution Powers to impose the conversion into CET1 instruments of regulatory capital instruments or, in the case of the Bail-In Tool, Eligible Liabilities until the regulatory capital of the institution is restored.

As anticipated, under the BRRD the Bail-In Tool does not apply to (i) liabilities that are excluded from the notion of Eligible Liabilities under Article 44(2) of the BRRD (such as secured liabilities, bank deposits guaranteed under an EU member state’s deposit guarantee scheme, liabilities arising by virtue of holding of client money, liabilities to other non-group banks or investment firms that have an original maturity date of less than seven days and certain other exemptions), and (ii) liabilities that are otherwise excluded from the application of the Bail-In Tool by the Relevant Authority in accordance with Article 44(3) of the BRRD. The exclusion from the Bail-In Tool entails that pari passu raking liabilities may be treated unequally.

Although the BRRD provides a safeguard in respect of shareholders and creditors upon application of the resolution tools, Article 75 of the BRRD sets out that such protection is limited to the incurrence by shareholders or, as appropriate, creditors, of greater losses as a result of the application of the relevant tool than they would have incurred in a winding-up under normal insolvency proceedings.

The Bail-In Tool must in any event be applied in accordance with national insolvency rules on creditors’ hierarchy. In this respect, Article 108 of the BRRD requires EU Member States to modify their national insolvency regimes such that deposits of natural persons and micro, small and medium sized enterprises (“SMEs”) in excess of the coverage level contemplated by the deposit guarantee schemes have a ranking in normal insolvency proceedings which is higher than the ranking which applies to claims of ordinary, unsecured, non-preferred creditors. In addition, the BRRD does not prevent EU Member States from amending national insolvency regimes to provide other types of creditors, with rankings in insolvency higher than ordinary, unsecured, non-preferred creditors. In this respect, the rules on creditors’ hierarchy set forth in the Consolidated Banking Act have been amended by Legislative Decree No. 181/2015 by providing that, as from January 1, 2019, all deposits other than those protected by the deposit guarantee scheme and excess deposits of individuals and SMEs (which benefit from the super-priority required under Article 108 of the BRRD) will benefit from priority over senior unsecured liabilities, though with a ranking which is lower than that provided for individual/SME deposits exceeding the coverage limit of the deposit guarantee scheme.

On December 6, 2016 the ECB adopted a decision imposing the adoption of precautionary measures towards the Bank in accordance with articles 69-octiesdecies and 69-noviesdecies of the Consolidated Banking Act, implementing the corresponding provisions of the BRRD. The decision was based on the possibility that the Bank may no longer comply with applicable own funds requirements in the near future, in consideration of the deterioration of its financial condition and the weaknesses concerning its liquidity position. As a consequence of such decision, the Bank has undertaken a number of initiatives that are aimed, inter alia, at strengthening its own funds and financial condition.

There is no assurance that these initiatives will be completed and that the Issuer will actually be able to comply with the own funds requirements imposed by the ECB in the future. In this circumstance, it is possible that resolution actions will be taken by competent resolution authorities in accordance with the rules deriving from the BRRD, the BRRD Decrees and the SRM Regulation.

In the event the conditions for resolution are determined to be met, the relevant resolution authority may decide to apply any or a combination of the resolution measures described above (or any other measures determined to be appropriate) to the Bank or any instruments and securities issued by the Bank. In particular, the application of resolution measures by competent resolution authorities may determine the partial or total write-down and/or conversion into equity of the liabilities of the Issuer, including the liabilities arising from or any instruments and securities issued by the Bank, as a consequence of the application of the Bail-in Tool.

Noteholders should carefully consider the consequences deriving from the possible application of the resolution measures mentioned above, which may have a material adverse effect on their investment in or any instruments and securities issued by the Bank and may result in a materially more adverse outcome for the Noteholders than the terms of the Exchange Offer and the Consent Solicitation.

DESCRIPTION OF THE NEW NOTES

A.	Description of the New Notes

The New Notes will be issued under the Programme and accordingly the New Notes Conditions will apply thereto, together with the draft Final Terms contained in Annex II (Draft Final Terms) to this Information Memorandum. The New Notes are expected to be admitted to the official list of the Luxembourg Stock Exchange (the “Official List”) and to trading on the regulated market of the Luxembourg Stock Exchange (the “Luxembourg Stock Exchange”).

The New Notes will bear interest at a fixed rate of 5 per cent., which will be paid on a annual basis with a maturity of five years from their issue date. The issue price of the New Notes will be 100 per cent. The aggregate nominal amount of the New Notes will be determined as soon as reasonably practicable after the Meetings. All other terms of the New Notes will be as set out in Annex II (Draft Final Terms).

Further detailed information relating to the Issuer and the New Notes, including a description of certain risks relating to an investment in the New Notes, is set out in the Programme Base Prospectus.

B.	Comparison of Certain Features

The following table compares certain key features of the Existing Notes and the New Notes. This is a summary of certain key features only, and Noteholders are recommended to read the whole of this Information Memorandum, including the full New Notes Conditions set out in Annex II (Draft Final Terms) and to take any financial, legal or tax advice which they consider appropriate prior to making a decision with respect to the Exchange Offer and the Consent Solicitation.

	Existing Notes	New Notes
Issuer	Issuer	Issuer

Nominal amount

With respect to the 2018 Notes,

Euro 100,000,000

With respect to the September

2020 Notes, Euro 50,000,000

With respect to the December 2020

Notes, Euro 200,000,000

With respect to the Perpetual

Notes, Euro 160,000,000.

To be determined as soon as reasonably practicable after the Meetings With a maturity of five years from the their issue date.

Ranking	Subordinated.	Senior.

Interest rate

With respect to the 2018 Notes,

7.672 fixed rate up to 19 June 2013 and thereafter, floating rate 3-months Euribor plus 3.10%;

With respect to the September

2020 Notes, 5.70%fixed rate;

With respect to the December 2020

Notes, 7.321% fixed rate;

With respect to the Perpetual

Notes, 8.338% fixed rate up to 4

December 2018, thereafter Euribor plus 5.50%.

5% Fixed rate.

Frequency of interest payments	Annual.	Annual

	Existing Notes	New Notes
Scheduled repayment of principal	At par at maturity.	At par at maturity.

Repayment of principal in other circumstances

With respect to the 2018 Notes,

redemption at the option of the

Issuer and for taxation reasons;

With respect to the September

2020 Notes, redemption for taxation reasons;

With respect to the December 2020

Notes, redemption for taxation reasons;

With respect to the Perpetual Notes, redemption at the option of the Issuer, for regulatory and taxation reasons.

Redemption for taxation reasons.

Events of Default and Enforcement	Issuer winding-up or dissolution.	Issuer winding-up or dissolution. Other Events of Default are described in the Programme.

Form and manner in which securities can be held	Bearer Notes: Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Note in the limited circumstances specified in the permanent Global Note.	Bearer Notes: Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Note in the limited circumstances specified in the permanent Global Note.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, this Information Memorandum does not discuss the tax consequences to Noteholders of the exchange of Existing Notes by the Issuer for New Notes pursuant to the Exchange Offer or the Mandatory Cancellation or the receipt of the Cash Amount. Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them or to the exchange of their Existing Notes and their receipt of the New Notes or the Cash Amount. Noteholders are liable for their own taxes and similar or related payments imposed on them under the laws of any applicable jurisdiction, and have no recourse to the Issuer, the Dealer Managers, or the Exchange and Tabulation Agent with respect to such taxes arising in connection with the Exchange Offer or the Consent Solicitation.

PROCEDURES FOR PARTICIPATING IN THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

Noteholders who need assistance with respect to the Procedures for Participating in the Exchange Offer and the Consent Solicitation should contact the Exchange and Tabulation Agent, the contact details for which are on the last page of this Information Memorandum.

Summary of action to be taken

In order to be eligible to participate in the Exchange Offer and/or the Consent Solicitation, a Noteholder must submit an Exchange Instruction or a Consent Instruction, as applicable, which shall automatically include a vote in favour of the Extraordinary Resolution to be proposed at the relevant Meeting.

Noteholders may only participate in the Exchange Offer or the Consent Solicitation in accordance with the procedures set out in this section “Procedures for Participating in the Exchange Offer and the Consent Solicitation”.

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Existing Notes when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to participate in, or (in the limited circumstances in which revocation is permitted) to validly revoke their instruction to participate in, the Exchange Offer or the Consent Solicitation by the deadlines specified in this Information Memorandum. The deadlines set by any such intermediary and each Clearing System for the submission and (where permitted) revocation of Exchange Instructions or Consent Instructions, as applicable, will be earlier than the relevant deadlines in this Information Memorandum.

Exchange Instructions

Where a Noteholder wishes to offer its Existing Notes for exchange pursuant to the Exchange Offer, it must deliver, or arrange to have delivered on its behalf, through the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Exchange Instruction that is received by the Exchange and Tabulation Agent, on or prior to the Expiration Deadline.

To be eligible for the application of the relevant Early Participation Exercise Ratio to its Existing Notes pursuant to the Exchange Offer, a Noteholder must deliver, or arrange to have delivered on its behalf, through the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Exchange Instruction that is received by the Exchange and Tabulation Agent, (and not validly revoked, in the limited circumstances in which such revocation is permitted) on or prior to the Early Instruction Deadline.

Consent Instructions

Where a Noteholder wishes to vote, by way of a Consent Instruction, in respect of the Extraordinary Resolution at the relevant Meeting, a Noteholder must deliver, or arrange to have delivered on its behalf, through the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Consent Instruction that is received by the Exchange and Tabulation Agent, on or prior to the Expiration Deadline.

To be eligible for the application of the relevant Early Participation Exercise Ratio to its Existing Notes pursuant to the Mandatory Cancellation, a Noteholder must deliver, or arrange to have delivered on its behalf, through the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Consent Instruction that is received by the Exchange and Tabulation Agent, (and not validly revoked, in the limited circumstances in which such revocation is permitted) on or prior to the Early Instruction Deadline.

Only Direct Participants may submit Exchange Instructions or Consent Instructions, as applicable. Each Noteholder that is not a Direct Participant must arrange for the Direct Participant through which such Noteholder holds its Existing Notes to submit an Exchange Instruction or a Consent Instruction, as applicable, on its behalf to the relevant Clearing System before the deadlines specified by the relevant Clearing System.

Attending or being represented and voting at the Meetings other than pursuant to Exchange Instructions or Consent Instructions

Noteholders of Existing Notes who do not wish to participate in the Exchange Offer or the Consent Solicitation can appoint a proxy or make other arrangements to attend or be represented and vote at the Meetings by following the procedures outlined in the Notice of Meetings. For the avoidance of doubt, such Noteholders will not be eligible for the application of the relevant Early Participation Exercise Ratio to their Existing Notes pursuant to the Exchange Offer or the Mandatory Cancellation. Similarly Noteholders who vote against the Proposals shall not be eligible for application of the relevant Early Participation Exercise Ratio.

Only Noteholders who, at least as at the Record Date, own beneficial interests (as shown in the records of the relevant Clearing System) in the Existing Notes are entitled to participate in the Consent Solicitation. Persons becoming Noteholders after the Record Date cannot participate in the Consent Solicitation.

Submission of Exchange Instructions and Consent Instructions

The submission of Exchange Instructions and Consent Instructions will be deemed to have occurred upon receipt by the Exchange and Tabulation Agent of a valid Exchange Instruction or Consent Instruction submitted in accordance with the requirements of the Clearing Systems or as described herein. Each Exchange Instruction and Consent Instruction must specify, among other things, the aggregate nominal amount of the Existing Notes which are subject to the Exchange Instruction or Consent Instruction, as applicable, and the securities account number at such Clearing System in which the relevant Existing Notes are held. By submitting an Exchange Instruction or Consent Instruction, a Noteholder of Existing Notes will instruct the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as its proxy to attend the relevant Meeting (and any adjourned such Meeting) and vote in favour of the relevant Extraordinary Resolution. It will not be possible to submit an Exchange Instruction or a Consent Instruction without at the same time giving such instructions to the relevant Fiscal Agent.

The receipt of such Exchange Instruction or Consent Instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of the relevant Clearing System and will result in the blocking of the relevant Existing Notes in the relevant Noteholder’s account with the relevant Clearing System so that no transfers may be effected in relation to such Existing Notes.

Noteholders must take the appropriate steps through the Clearing Systems so that no transfers may be effected in relation to such blocked Existing Notes at any time after the date of submission of such Exchange Instruction or Consent Instruction, as applicable, in accordance with the requirements of the Clearing Systems and the deadlines required by the Clearing Systems. By blocking in the Existing Notes in the relevant Clearing System, each Noteholder will be deemed to consent to have the Clearing System provide details concerning such Noteholder’s identity to the Exchange and Tabulation Agent (and for the Exchange and Tabulation Agent to provide such details to the Issuer, the Dealer Managers and their respective legal advisors).

It is a term of the Exchange Offer and the Consent Solicitation that each Exchange Instruction and Consent Instruction is irrevocable except in the limited circumstances described in “Amendment and Termination”. In the limited circumstances in which revocation is permitted, Exchange Instructions and Consent Instructions may be revoked by a Noteholder, or the relevant Direct Participant on its behalf, by submitting a valid electronic revocation instruction to the relevant Clearing System. To be valid, such instruction must specify the Existing Notes to which the original Exchange Instruction or Consent Instruction related, the nominal amount of the Existing Notes for which the Exchange Instruction or Consent Instruction is requested to be revoked, the securities account to which such Existing Notes are credited and any other information required by the Clearing Systems.

Agreements, acknowledgements, representations, warranties and undertakings

By submitting an Exchange Instruction or a Consent Instruction in accordance with the procedures of such Clearing System or as set out herein, each relevant Noteholder whose Existing Notes are the subject of such Exchange Instruction or Consent Instruction shall, and any Direct Participant submitting such Exchange Instruction or Consent Instruction on behalf of such Noteholder(s) shall in respect of itself and each such Noteholder, be deemed to agree, and acknowledge, represent, warrant and undertake, to the Issuer, the Exchange and Tabulation Agent, the relevant Fiscal Agent and the Dealer Managers the following (i) at the time of submission of such Exchange Instruction or Consent Instruction, as applicable, (ii) at the Expiration Deadline, (iii) at the time of the relevant Meeting and the time of any such Adjourned Meeting, and (iv) at the time of settlement on the Settlement Date (and if a Noteholder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such Noteholder or Direct Participant should contact the Exchange and Tabulation Agent immediately):

(a)

it has received this Information Memorandum, and has reviewed, agrees to be bound by and accepts the Offer and Distribution Restrictions, terms, conditions, risk factors (including the Programme Risk Factors), New Notes Conditions and other considerations of the Exchange Offer or the Consent Solicitation, as applicable, all as described in this Information Memorandum;

(b)

it is assuming all the risks inherent in participating in the Exchange Offer or the Consent Solicitation, as applicable, and has undertaken all the appropriate analyses of the implications of the Exchange Offer or the Consent Solicitation, as applicable, without reliance on the Issuer, the Dealer Managers, the Fiscal Agents or the Exchange and Tabulation Agent;

(c)	it has full power and authority to vote in the relevant Meeting (or any adjourned such Meeting);

(d)	each Exchange Instruction or Consent Instruction, as applicable, is made on the terms and conditions set out in this Information Memorandum;

(e)

if it is participating in the Exchange Offer, it has full power and authority to offer for exchange and transfer the Existing Notes offered for exchange and, if such Existing Notes are accepted for exchange by the Issuer, such Existing Notes will be transferred to, or to the order of, the Issuer with full title free from all liens, charges and encumbrances, not subject to any adverse claim and together with all rights attached to such Existing Notes;

(f)

if it is participating in the Exchange Offer, upon the terms and subject to the conditions of the Exchange Offer, it offers to exchange in the Exchange Offer the nominal amount of Existing Notes in its account blocked in the relevant Clearing System (such amount being at least equal to the Minimum Exchange Amount) and, subject to and effective upon such exchange by the Issuer it renounces all right, title and interest in and to all such Existing Notes and waives and releases any rights or claims it may have against the Issuer with respect to any such Existing Notes and the Exchange Offer;

(g)

it accepts the Issuer is under no obligation to accept offers of Existing Notes for exchange pursuant to the Exchange Offer, and accordingly such offers may be accepted or rejected by the Issuer in its sole discretion and for any reason. Furthermore, it accepts that it has not been provided with any assurance that the Proposals will be implemented or whether the Exchange Offer Condition or the Consent Condition will be satisfied;

(h)

if Existing Notes are exchanged for New Notes pursuant to the Exchange Offer or the Mandatory Cancellation, it acknowledges that: (i) any New Notes deliverable and/or the Cash Amount or Rounding Amount (if any) payable to it in respect of the Existing Notes so accepted will be delivered, deposited or paid (as the case may be) by or on behalf of the Issuer with or to the Clearing Systems on the relevant Settlement Date; (ii) the Clearing Systems thereafter will deliver such New Notes and/or pay such Cash Amount or Rounding Amount (if any) promptly to the relevant account(s) in the Clearing Systems of the relevant Noteholder; and (iii) the New Notes will be delivered and/or the Cash Amount or Rounding Amount (if any) will be paid to the Clearing System account(s) in which the relevant Existing Notes are held; and the delivery of such New Notes and/or payment of the Cash Amount or Rounding Amount (if any) to or to the order of the Clearing Systems will discharge the obligation of the Issuer to such Noteholder in respect of the delivery of the New Notes and/or payment of the Cash Amount or Rounding Amount (if any), and no additional amounts shall be payable to the Noteholder in the event of a delay in the transmission of the relevant New Notes and/or the Cash Amount or Rounding Amount (if any) by the relevant Clearing System or an intermediary to the Noteholder;

(i)

it understands that acceptance for exchange of Existing Notes validly offered for exchange by it pursuant to the Exchange Offer will constitute a binding agreement between it and the Issuer in accordance with and subject to the terms and conditions of the Exchange Offer irrespective of the fact that the Issuer may waive the Exchange Offer Condition;

(j)

it is submitting, or it is instructing any intermediary that will submit on its behalf to submit, only one Exchange Instruction or Consent Instruction, as applicable, in respect of the entire aggregate nominal amount of Existing Notes of a particular Series in respect of which it is the Beneficial Owner or, if it is acting as an intermediary it is submitting only one Exchange Instruction or Consent Instruction per Beneficial Owner in respect of such Series;

(k)

by blocking the relevant Existing Notes in the relevant Clearing System, it will be deemed to consent to have such Clearing System provide details concerning its identity to the Exchange and Tabulation Agent and for the Exchange and Tabulation Agent to provide such details to the Issuer, the Dealer Managers, the Fiscal Agents and their respective legal advisors;

(l)

it gives instructions for the appointment of one or more representatives of the Exchange and Tabulation Agent as its proxy to vote in favour of the Extraordinary Resolution at the relevant Meeting and any adjourned such Meeting in the manner specified in the Exchange Instruction or the Consent Instruction, as applicable, in respect of all of the Existing Notes specified in such Exchange Instruction or Consent Instruction, as applicable;

(m)

all authority conferred or agreed to be conferred pursuant to its acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations, shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(n)

none of the Issuer, the Dealer Managers and the Exchange and Tabulation Agent have given it any information with respect to the Exchange Offer, the Consent Solicitation or Extraordinary Resolutions save as expressly set out in this Information Memorandum and the Notice of Meetings nor has any of them expressed any opinion about the terms of the Exchange Offer, the Consent Solicitation or Extraordinary Resolutions or made any recommendation to it as to whether it should participate in the Exchange Offer, the Consent Solicitation or otherwise participate at the Meeting or whether to vote in favour of or against (or how to vote in respect of) the Extraordinary Resolutions and it has made its own decision with regard to participating in the Exchange Offer, the Consent Solicitation based on financial, tax or legal advice it has deemed necessary to seek and is assuming all the risks inherent in participating in the Exchange Offer or the Consent Solicitation, as applicable;

(o)

save as described in this Information Memorandum, no information has been provided to it by the Issuer, the Dealer Managers, the Fiscal Agents, the Exchange and Tabulation Agent, (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives), with regard to the tax consequences for Noteholders arising from the participation in the Exchange Offer or the Consent Solicitation (including the implementation of the Extraordinary Resolutions) or in relation to the receipt of any New Notes, the Cash Amount or Rounding Amount and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Exchange Offer or Consent Solicitation, as applicable, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives), or any other person in respect of such taxes and payments;

(p)

it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offer or the Consent Solicitation, as applicable, under applicable securities laws and it has not distributed or forwarded this Information Memorandum or any other documents or material relating to the Exchange Offer or the Consent Solicitation to any other person and it has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Exchange Instruction or Consent Instruction, as applicable, in respect of its Existing Notes) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offer or the Consent Solicitation, as applicable;

(q)

the New Notes have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction of the United States, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, unless an exemption from the registration requirements of the Securities Act is available (terms used in this and the following paragraph that are, unless otherwise specified, defined in Regulation S are used as defined in Regulation S);

(r)

it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Promotion Order) or within Article 43(2) of the Financial Promotion Order, or to whom the Information Memorandum and any other documents or materials relating to the Exchange Offer or the Consent Solicitation may otherwise lawfully be communicated in accordance with the Financial Promotion Order;

(s)

it is not located in Italy or, if it is located in Italy,(i) is subject to the exemptions falling under the combined provisions of Article 34-ter, paragraph 1, letter e) and Article 35-bis, paragraph 4 of CONSOB Regulation

No. 11971 of 14 May 1999, as amended and Article 101-bis, paragraph 3-bis of Legislative Decree number 58/1998; (ii) it has not been offered or solicited, and no promotional or marketing activity has been undertaken by, any of the Issuer, the Dealer Managers, the Fiscal Agents or the Exchange and Tabulation Agent, in any manner whatsoever in connection with the Exchange Offer or the Consent Solicitation (iii) it has received this Information Memorandum upon its request and initiative, and (iv) it will not distribute or make available any of the documentation it has received in connection with the Exchange Offer or the Consent Solicitation;

(t)

it is not located or resident in Belgium or, if it is located or resident in Belgium it is a qualified investor within the meaning of Article 10 of the Belgian Law of 16 June 2006 on public offerings of investment instruments and the admission of investment instruments to trading on regulated markets;

(u)

it is not located or resident in France or, if it is located or resident in France, it is a (i) provider of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investor (investisseur qualifié) other than an individual (as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-4 of the French Code monétaire et financier), acting on its own account;

(v)

it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any the Exchange Offer or the Consent Solicitation, as applicable, in any jurisdiction;

(w)

each Exchange Instruction or Consent Instruction, as applicable, is being submitted in compliance with the applicable laws or regulations of the jurisdiction in which the Direct Participant or Beneficial Owner of Existing Notes is located or in which it is resident, it is otherwise a person to whom the Exchange Offer or the Consent Solicitation, as applicable, can be lawfully made and that may lawfully participate in the Exchange Offer or the Consent Solicitation, as applicable, and it has not taken or omitted to take any action in breach of the representations or which will or may result in the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offer or the Consent Solicitation, as applicable;

(x)	it is not a Sanctions Restricted Person;

(y)

it agrees to ratify and confirm each and every act or thing that may be done or effected by the Issuer, the relevant Fiscal Agent, (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives), or any person nominated by the Issuer in the proper exercise of his or her powers and/or authority hereunder;

(z)

it agrees to do all such acts and things and execute and deliver any additional documents deemed by the Issuer to be necessary or desirable, in each case to effect delivery of the Exchange Instruction or Consent Instruction, as applicable, to complete the transfer of the relevant Existing Notes to the Issuer or its nominee in exchange for the relevant New Notes and/or to perfect any of the authorities expressed to be given hereunder and also appoints the Exchange and Tabulation Agent as its authorised attorney to do so on its behalf;

(aa)

it (i) releases, to the fullest extent permitted by law, the Issuer, the Issuer and its subsidiaries, the Dealer Managers, the Fiscal Agents and the Exchange and Tabulation Agent and their respective financial and legal advisers (together in each case with their respective agents, affiliates, directors, members, employees or representatives) from any liabilities in relation to or arising in connection with the preparation, negotiation or implementation of the Exchange Offer and the Consent Solicitation or any part thereof; (ii) waives, to the fullest extent permitted by law, all rights and entitlement it may otherwise have or acquire to bring, participate in or enforce legal proceedings of any nature against the Issuer, the Issuer and its subsidiaries, the Dealer Managers, the Fiscal Agents, the Exchange and Tabulation Agent and their respective financial and legal advisers (together in each case with their respective agents, affiliates, directors, members, employees or representatives) in connection with the Exchange Offer, the Consent Solicitation and/or its Existing Notes; (iii) (once its Existing Notes are cancelled) waives, to the fullest extent permitted by law, all its rights, title and interest to and claims in respect of such Existing Notes; (iv) agrees that the persons listed in (i) above may enforce the agreement of each Noteholder to release liabilities and waive its rights and entitlements, as described in (i) and (ii) above, subject to and in accordance the provisions of the Contracts (Rights of Third Parties) Act 1999;

(bb)

it acknowledges that the Issuer, the Dealer Managers, the Exchange and Tabulation Agent and the Fiscal Agents will rely on the truth and accuracy of the foregoing acknowledgements, agreements, representations, warranties and undertakings and it shall indemnify the Issuer, the Dealer Managers, the Exchange and Tabulation Agent and the relevant Fiscal Agent against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the agreements, representations, warranties and/or undertakings given in connection with the Exchange Offer or Consent Solicitation, as applicable;

(cc)

the terms and conditions of the Exchange Offer or the Consent Solicitation, as applicable, shall be deemed to be incorporated in, and form a part of, the Exchange Instruction or the Consent Instruction, as applicable, which shall be read and construed accordingly, and that the information given by or on behalf of such Noteholder in the Exchange Instruction or Consent Instruction, as applicable, is true and will be true in all respects at the time of the relevant Meeting and at time of settlement on the Settlement Date;

(dd)

until the earlier of (i) the date on which its Exchange Instruction or Consent Instruction, as applicable, is validly revoked, in the limited circumstances in which such revocation is permitted (including the automatic revocation of such Exchange Instruction or Consent Instruction on the termination of the Exchange Offer or the Consent Solicitation, as applicable), in accordance with the terms of the Exchange Offer or the Consent Solicitation, as applicable, (ii) the Settlement Date (iii) the announcement of the termination of the Exchange Offer or the Consent Solicitation by the Issuer and (iv) the Long Stop Date, it holds, or will hold, the relevant Existing Notes blocked in the relevant Clearing System, and, in accordance with the requirements of, and by the deadline required by, the relevant Clearing System, it has submitted, or has caused to be submitted, an Exchange Instruction or Consent Instruction to the relevant Clearing System to authorise the blocking of such Existing Notes with effect on and from the date of such submission so that no further transfers of such Existing Notes may be effected until the occurrence of any of the events listed in (i) - (iv) above; and

(ee)

it unconditionally and irrevocably agrees that the Exchange Offer, the Consent Solicitation, the Meetings, each Exchange Instruction and each Consent Instruction and any non-contractual obligations or matters arising from or connected with any of the foregoing, shall be governed by and construed in accordance with, the laws of England and that the courts of England are to have exclusive jurisdiction to settle any disputes that may arise out of or in connection with the Exchange Offer, the Consent Solicitation, the Meetings and any Exchange Instruction and any Consent Instruction and that accordingly any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

General

In respect of the Exchange Offer, the receipt of an Exchange Instruction by the relevant Clearing System will constitute instructions to debit the securities account of the relevant Direct Participant on the Settlement Date in respect of all of the Existing Notes that the relevant Noteholder has offered for exchange, upon receipt by such Clearing System of an instruction from the Exchange and Tabulation Agent for such Existing Notes to be transferred to the specified account of the Issuer or its agent on its behalf and against credit of the relevant New Notes and payment by the Issuer of the Rounding Amount as applicable, subject to the automatic withdrawal of those instructions on the date of any termination of the Exchange Offer (including where such Existing Notes are not accepted for exchange by the Issuer) or on the valid revocation of such Exchange Instruction, in the limited circumstances in which such revocation is permitted as described in this Exchange Offer Memorandum, and subject to acceptance of the Exchange Offer by the Issuer and all other conditions of such Exchange Offer.

Exchange Instructions and Consent Instructions other than in accordance with the procedures set out in this section will not be accepted

Noteholders may only participate in the Exchange Offer and/or the Consent Solicitation by way of the submission of valid Exchange Instructions or Consent Instructions, as applicable, in accordance with the procedures set out in this section “Procedures for Participating in the Exchange Offer and the Consent Solicitation”. Noteholders should not send Exchange Instructions or Consent Instructions to the Issuer or the Dealer Managers.

A Noteholder should not make any direct arrangements with or give any form of instructions directly to the relevant Fiscal Agent in connection with the Exchange Offer, the Consent Solicitation and/or the Meetings unless the relevant Noteholder wishes to attend or be represented at the relevant Meeting other than pursuant to Exchange Instructions or Consent Instructions.

Appointment of Exchange and Tabulation Agent as proxy

By submitting a valid Exchange Instruction or Consent Instruction, Noteholders will give instructions to the relevant Fiscal Agent for the appointment of one or more representatives of the Exchange and Tabulation Agent as their proxy to vote in favour of the Extraordinary Resolution at the relevant Meeting and at any adjourned such Meeting.

Irrevocability

It is a term of the Exchange Offer and the Consent Solicitation that each Exchange Instruction and Consent Instruction submitted in accordance with the procedures set out in “Procedures for Participating in the Exchange Offer and the Consent Solicitation”, is irrevocable except in the limited circumstances described in “Amendment and Termination”. In the limited circumstances in which revocation is permitted, Exchange Instructions or Consent Instructions may be revoked by a Noteholder, or the relevant Direct Participant on its behalf, by following the procedures set out below.

Consent Instructions may be revoked (in the limited circumstances in which such revocation is permitted) by, or on behalf of, the relevant Noteholder, by submitting a valid electronic revocation instruction that is received by the Exchange and Tabulation Agent in accordance with the procedures of the relevant Clearing System.

Irregularities

All questions as to the validity, form, eligibility and (in the limited circumstances in which revocation is permitted) valid revocation (including times of receipt) of any Exchange Instruction or Consent Instruction will be determined by the Issuer in its sole discretion, which determination shall be final and binding.

The Issuer reserves the absolute right to reject any and all Exchange Instructions and/or Consent Instructions or revocation instructions not in proper form or the acceptance of which would, in the opinion of the Issuer and its legal advisers, be unlawful. The Issuer also reserves the absolute right to waive any defects, irregularities or delay in the submission of any or all Exchange Instructions or Consent Instructions or revocation instructions. The Issuer also reserves the absolute right to waive any such defect, irregularity or delay in respect of a particular Exchange Instruction or Consent Instruction whether or not the Issuer elects to waive similar defects, irregularities or any delay in respect of other Existing Notes.

Any defect, irregularity or delay must be cured within such time as the Issuer determines, unless waived by it. Exchange Instructions and Consent Instructions will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of the Issuer, the Dealer Managers, the Fiscal Agents and the Exchange and Tabulation Agent shall be under any duty to give notice to a Noteholder of any defects, irregularities or delays in any Exchange Instruction or Consent Instruction or revocation instruction, nor shall any of them incur any liability for failure to give such notice.

AMENDMENT AND TERMINATION

Amendment and Termination

Notwithstanding any other provision of the Exchange Offer or the Consent Solicitation, the Issuer may, subject to applicable laws (and in the case of the Consent Solicitation, the Meeting Provisions), at its option and in its sole discretion:

(a)

amend the Exercise Ratio, the Early Participation Exercise Ratio and/or the Cash Amount in respect of any Series and/or extend the Early Instruction Deadline or the Expiration Deadline in respect of the Exchange Offer and/or the Consent Solicitation for any purpose, including to permit the satisfaction or, where possible, waiver of the Exchange Offer Condition or Consent Condition (in which case all references to the Exercise Ratio, the Early Participation Exercise Ratio, the Cash Amount, the Early Instruction Deadline and/or the Expiration Deadline in this Information Memorandum are to such terms as so amended or extended, as the case may be);

(b)

terminate the Exchange Offer and/or the Consent Solicitation at any time (including with respect to the Exchange Instructions and/or Consent Instructions received by the Exchange and Tabulation Agent in before the time of such termination) and/or not implement the Proposals;

(c)

delay the acceptance of Exchange Instructions or Consent Instructions until satisfaction or waiver of the conditions to the Exchange Offer or the Consent Solicitation, as applicable, even if the Expiration Deadline has expired; or

(d)

otherwise extend, re-open, amend or modify at any time the terms of the Exchange Offer and/or the Consent Solicitation (other than the terms of the Extraordinary Resolutions or the Meetings) in any respect (including, but not limited to, by waiving, where possible, the Exchange Offer Condition or Consent Condition).

The Issuer will promptly give oral or written notice (with any oral notice to be promptly confirmed in writing) of any extension, re-opening, amendment, termination or waiver to the Exchange and Tabulation Agent, followed by an announcement thereof as promptly as practicable, to the extent required by this Information Memorandum or by law. See “Exchange Offer and Consent Solicitation – Announcement of Results of Exchange Offer and Consent Solicitation”.

In the event the Consent Solicitation is terminated, if not already held, the Meetings will still be held and, as specified in the paragraph below, the relevant Extraordinary Resolution will still be considered and voted on at the Meetings but will not be implemented. However, notwithstanding the irrevocability of all Consent Instructions, on such termination of the Consent Solicitation, all such Consent Instructions relating to that Consent Solicitation will be deemed to be revoked automatically.

On the Long Stop Date or in the event of the Exchange Offer and/or Consent Solicitation being terminated, all Existing Notes in respect of which Exchange Instructions or Consent Instructions, as applicable, have been submitted prior to the Long Stop Date or the time of such termination will be unblocked promptly in the relevant account in the Clearing Systems.

Revocation Rights

If the Issuer amends the Exchange Offer and/or the Consent Solicitation or otherwise supplements this Information Memorandum (other than the terms of the Extraordinary Resolutions or the Meetings, which may not be amended) in any way that, in the opinion of the Issuer (in consultation with the Dealer Managers), is materially prejudicial to the interests of Noteholders that have already submitted Exchange Instructions or Consent Instructions, as applicable, before the announcement of such amendment, (subject to no such materially prejudicial amendment being permissible at any time after 10.00 p.m. (CET) on the second Business Day immediately preceding the Expiration Deadline) then such Exchange Instructions or Consent Instructions, as applicable, may be revoked at any time from the date and time of such announcement until 10.00 p.m. (CET) on the second Business Day immediately following such announcement (subject to the earlier deadlines required by the Clearing Systems and any intermediary through which Noteholders hold their Existing Notes).

For the avoidance of doubt, any amendment to an Exercise Ratio, an Early Participation Exercise Ratio or the Cash Amount that result in an increase in the consideration delivered to Noteholders, or any extension or re-opening of the Exchange Offer or the Consent Solicitation (or any deadline thereof) in accordance with the terms of the Exchange Offer or the Consent Solicitation, as applicable, as described in this section “Amendment and Termination” (whether or not in connection with the convening of an adjourned Meeting) shall not be considered to be so materially prejudicial.

Noteholders wishing to exercise any such rights of revocation should do so in accordance with the procedures set out in “Procedures for Participating in the Exchange Offer and the Consent Solicitation”. Beneficial Owners of Existing Notes that are held through an intermediary are advised to check with such entity when it would need to receive instructions to revoke an Exchange Instruction or a Consent Instruction in order to meet the above deadlines. For the avoidance of doubt, any Noteholder who does not exercise any such right of revocation in the circumstances and in the manner specified above shall be deemed to have waived such right of revocation and its original Exchange Instruction or Consent Instruction, as applicable, will remain effective.

The exercise of any such right of revocation in respect of an Exchange Instruction or a Consent Instruction will be effective for the purposes of revoking the instruction given by the relevant Noteholder for the appointment of one or more representatives of the Exchange and Tabulation Agent as the relevant Noteholder’s proxy to vote in favour of the relevant Meeting on such Noteholder’s behalf only if a valid revocation instruction is received by the Exchange and Tabulation Agent no later than the Expiration Deadline or (if applicable) 24 hours before any adjourned Meeting.

DEALER MANAGERS AND EXCHANGE AND TABULATION AGENT

Dealer Managers

Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch have been appointed by the Issuer as Dealer Managers for the Exchange Offer and the Consent Solicitation. The Issuer has entered into a Dealer Manager Agreement with the Dealer Managers which contains certain provisions regarding payment of fees, expense reimbursement and indemnity arrangements relating to the Exchange Offer and the Consent Solicitation.

Each of the Dealer Managers and their respective affiliates may, in the ordinary course of its business, make markets in or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to any manner it deems appropriate, debt securities of the Issuer, including the Existing Notes, for its own account and for the accounts of its customers. As a result, from time to time, the Dealer Managers may own certain securities, including the Existing Notes and the New Notes, of the Issuer.

Each of the Dealer Managers and their respective affiliates may (i) submit Exchange Instructions and/or Consent Instructions for its own account and (ii) submit Exchange Instructions and/or Consent Instructions or attend and vote at the Meetings in person or make other arrangements to be represented or to vote at the Meetings on behalf of other Noteholders.

Each of the Dealer Managers and their respective affiliates have provided and continue to provide certain investment banking services to the Issuer for which it has received and will receive compensation that is customary for services of such nature.

Exchange and Tabulation Agent

The Issuer has retained Lucid Issuer Services Limited to act as Exchange and Tabulation Agent for the Exchange Offer and the Consent Solicitation. The Exchange and Tabulation Agent will assist Noteholders that require assistance in connection with the Exchange Offer and the Consent Solicitation. The Issuer has agreed to pay the Exchange and Tabulation Agent a customary fee for its services in connection with the Exchange Offer and the Consent Solicitation, and has also agreed to reimburse the Exchange and Tabulation Agent for certain expenses relating to the Exchange Offer and the Consent Solicitation.

The Exchange and Tabulation Agent is the agent of the Issuer and owes no duty to any Noteholder.

General

The Dealer Managers, the Exchange and Tabulation Agent, and their respective affiliates, may contact Noteholders regarding the Exchange Offer and the Consent Solicitation and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Information Memorandum, the Notice of Meetings and related materials to Beneficial Owners of the Existing Notes.

None of the Dealer Managers, the Fiscal Agents, the Exchange and Tabulation Agent or any of their respective directors, employees and affiliates assume any responsibility for the accuracy or completeness of the information concerning the Exchange Offer, the Consent Solicitation, the Extraordinary Resolutions, the Issuer, the Existing Notes or the New Notes in this Information Memorandum or for any failure by any of them to disclose events that may have occurred and may affect the significance or accuracy of such information and the terms of any amendment to the Exchange Offer or the Consent Solicitation.

None of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents or any director, officer, employee, agent or affiliate of any such persons are acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Exchange Offer, the Consent Solicitation or the Extraordinary Resolutions, and accordingly none of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents or any director, officer, employee, agent or affiliate of any such persons, make any recommendation whether Noteholders should participate in the Exchange Offer, the Consent Solicitation or otherwise participate at the relevant Meeting and none of the Issuer, the Dealer Managers, the Exchange and Tabulation Agent, the Fiscal Agents or any director, officer, employee, agent or affiliate of any such persons, make any representation whatsoever regarding the Exchange Offer, the Consent Solicitation or the Proposals.

ANNEX I

FORM OF NOTICE OF MEETINGS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD SEEK THEIR OWN FINANCIAL AND LEGAL ADVICE, INCLUDING IN RESPECT OF ANY TAX CONSEQUENCES, IMMEDIATELY FROM THEIR BROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL, TAX OR LEGAL ADVISER.

Invitations in respect of an Exchange Offer and/or a Consent Solicitation by

BANCA CARIGE S.P.A.—CASSA DI RISPARMIO DI GENOVA E IMPERIA

(incorporated as a società per azioni in the Republic of Italy)

(the “Issuer” and the “Bank”)

to the holders (the “Noteholders”) of the outstanding series of notes set out in the table below

(each a “Series” and together, the “Existing Notes”)

Title of Existing Notes	ISIN	Outstanding Nominal amount	Early Participation Exercise Price[1]	Exercise Price[1]	Early Participation Exercise Ratio / Exercise Ratio[2]	New Notes
€100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (the “2018 Notes”)	XS0372143296	€100,000,000	€700	€650	70% / 65%	5 per cent. Senior Notes d with a maturity of five years from their issue date to be issued under the Issuer’s Programme
€50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (the “September 2020 Notes”)	XS0542283097	€50,000,000	€700	€650	70% / 65%
€200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (the “December 2020 Notes”)	XS0570270370	€200,000,000	€700	€650	70% / 65%
€160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (the “Perpetual Notes”)	XS0400411681	€160,000,000	€300	€250	30% / 25%

[1]	Amount per €1,000 in nominal amount of Existing Notes.
[2]	Accrued Interest on the Existing Notes (other than the Perpetual Notes) shall also be paid.

NOTICE IS HEREBY GIVEN that separate meetings (each a “Meeting” and together the “Meetings”) of the Noteholders of each Series convened by the Issuer will be held on 21 October 2017 in the presence of a notary public for the purpose of considering and, if thought fit, passing the following resolution which will, in respect of each Series, be proposed as an Extraordinary Resolution in accordance with the provisions of the agency agreement relating to such Series, as modified, supplemented and/or restated from time to time up to the date of issue of the relevant Series (together, the “Agency Agreements”), made between, inter alios, (i) in respect of the 2018 Notes, the September 2020 Notes and the December 2020 Notes, the Issuer and Citibank, N.A., London Branch (“Citibank”); and (ii) in respect of the Perpetual Notes, the Issuer and BNP Paribas Securities Services, Luxembourg (“BNPSS” and together with Citibank, the “Fiscal Agents” and each, a “Fiscal Agent”).

The Meetings in respect of each Series will be held at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - on 21 October 2017. The first Meeting (in respect of the 2018 Notes) will commence at 5.00 p.m., with subsequent meetings in respect of each other Series (in order of ascending ISIN number) being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later). In respect of a Meeting, if the quorum is not present within fifteen minutes of the commencement of such Meeting, the Meeting shall be adjourned to 6 November 2017 and held at the same time, intervals and location as the initial Meeting.

Capitalised terms used but not defined in this Notice have the meanings given to them in the Agency Agreements or the terms and conditions of the relevant series of Notes (the “Existing Notes Conditions”).

EXTRAORDINARY RESOLUTION OF THE 2018 NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” and the “Issuer” respectively) having the benefit of the agency agreement dated

20 June 2007, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and Citibank, N.A., London Branch as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 17:

“Condition 17

(i)

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction of the Consent Condition having been notified to Noteholders in accordance with Condition 13 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the sum of (x) the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below) and (y) the Accrued Interest due to such Eligible Noteholder, with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 17 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 17 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 17 and any other provision of the Conditions, this Condition 17 shall prevail.

(v)	For the purposes of this Condition 17, the following terms shall have the following meanings:

Accrued Interest

The amount of accrued but unpaid interest in respect of the Notes from (and including) the interest payment date of the Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with these Conditions.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg as at the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press releases on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Notes.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€700 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	70 per cent.

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of the Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€650 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	65 per cent.

Existing Notes	(i) €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

(iv)   €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 17.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. Of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible

Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purposes of this Condition 17 unless the context otherwise requires include:

(i) each Direct Participant in respect of the relevant series of Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and the Mandatory Cancellation takes place and which is expected to be on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.”

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Notes or the Agency Agreement relating to the Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

EXTRAORDINARY RESOLUTION OF THE SEPTEMBER 2020 NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €50,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 17 September 2020 (ISIN: XS0542283097) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” or the “Existing Notes” and the “Issuer” respectively) having the benefit of the agency agreement dated 5 November 2009, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and Citibank, N.A., London Branch as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 17:

“Condition 17

(i)

Subject to the Successful Outcome of the Capital Raising satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction or waiver of the Consent Condition having been notified to Noteholders in accordance with Condition 13 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the sum of (x) the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below) and (y) the Accrued Interest due to such Eligible Noteholder, with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 17 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 17 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 17 and any other provision of the Conditions, this Condition 17 shall prevail.

(v)	For the purposes of this Condition 17, the following terms shall have the following meanings:

Accrued Interest

The amount of accrued but unpaid interest in respect of the Notes from (and including) the interest payment date of the Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with these Conditions.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg on the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Notes.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€700 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	70 per cent

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of the Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€650 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	65 per cent

Existing Notes

(i)     €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

(iv)   €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 17.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purposes of this Condition 17 unless the context otherwise requires include:

(i) each Direct Participant in respect of the relevant series of Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and Mandatory Cancellation takes place and which is expected to be on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.”

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Existing Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Existing Notes or the Agency Agreement relating to the Existing Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

EXTRAORDINARY RESOLUTION OF THE DECEMBER 2020 NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” or “Existing Notes” and the “Issuer” respectively) having the benefit of the agency agreement dated 16 November 2010, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and Citibank, N.A., London Branch as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 17:

“Condition 17

(i)

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction of the Consent Condition having been notified to Noteholders in accordance with Condition 13 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the sum of (x) the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below) and (y) the Accrued Interest due to such Eligible Noteholder, with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 17 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 17 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 17 and any other provision of the Conditions, this Condition 17 shall prevail.

(v)	For the purposes of this Condition 17, the following terms shall have the following meanings:

Accrued Interest

The amount of accrued but unpaid interest in respect of the Notes from (and including) the interest payment date of the Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with these Conditions.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg on the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its shareholding meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Notes.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€700 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	70 per cent

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of the Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€650 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	65 per cent

Existing Notes

(i)     €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

(iv)   €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 17.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purposes of this Condition 17 unless the context otherwise requires include:

(i) each Direct Participant in respect of the relevant series of Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and the Mandatory Cancellation takes place and which is expected to be on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Existing Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Existing Notes or the Agency Agreement relating to the Existing Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

EXTRAORDINARY RESOLUTION OF THE PERPETUAL NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” or “Existing Notes” and the “Issuer” respectively) having the benefit of the fiscal agency agreement dated 4 December 2008, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and BNP Securities Services, Luxembourg as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 19:

“Condition 19

(i)

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction of the Consent Condition having been notified to Noteholders in accordance with Condition 15 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below), with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 19 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 19 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 19 and any other provision of the Conditions, this Condition 19 shall prevail.

(v)	For the purposes of this Condition 19, the following terms shall have the following meanings:

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg on the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the relevant Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€300 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	30 per cent.

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€250 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	25 per cent.

Existing Notes

(i)     €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

€160,000,0008.338 percent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 19.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Perpetual Notes	The €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681).

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purpose of this Condition 19 unless the context otherwise requires include:

(i) each Direct Participant in respect of the Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and the Mandatory Cancellation takes place and which is expected on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.”

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Existing Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Existing Notes or the Agency Agreement relating to the Existing Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

RATIONALE AND BACKGROUND TO THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

The Exchange Offer and Consent Solicitation (together, the liability management exercise or “LME”) is being made in the context of the Capital Raising and is conditional upon the Successful Outcome of the Capital Raising. The LME and the Capital Raising are part of a broader series of transactions aimed at strengthening the Issuer’s own funds in accordance with the decisions and guidance of the European Central Bank (“ECB”) imparted following the ECB’s annual supervisory review and evaluation process (“SREP”) in relation to the Issuer in 2016. Upon completion of the SREP, on 9 December 2016 the ECB issued its final decision (“SREP Decision”), whereby it required the Issuer, among others, to decrease, gradually through the end of 2019, its exposure to non-performing loans (“NPLs”), and to maintain certain capital ratios, as described below.

With the SREP Decision, the ECB has required the Issuer to reduce its overall, maximum NPL exposure: (i) to €5.5 billion by 31 December 2017, (ii) to €4.6 billion by 31 December 2018, and (iii) to €3.7 billion by 31 December 2019. These requests have been made also considering the impact of such reduction on the Issuer’s own funds, taking into account the other requirements under the SREP Decision (described below).

The ECB Decision has also required the Issuer to maintain, on a consolidated basis:

(i)

a CET1 ratio of at least 9%, including: (a) the “Pillar I” minimum CET1 ratio of 4.5% in accordance with Regulation (EU) No. 575/2013 (“CRR”); (b) an additional own funds requirement (“Pillar II”) of 3.25%; and (c) a combined buffer requirement of 1.25%;

(ii)

a minimum total SREP capital requirement (“TSCR”) of 11.25%, including: (a) a “Pillar I” total capital requirement of 8% in accordance with the CRR; and (b) the additional own funds requirement (“Pillar II”) of 3.25% referred to under (i)(b) above. The TSCR may be subject to review following the reduction of NPLs;

(iii)	a minimum Overall Capital Requirement (“OCR”) of 12.50%, including: (a) the TSCR of 11.25%, and (b) the combined buffer requirement of 1.25%;

(iv)	an additional CET1 capital of 2.25% as “Pillar II” guidance;

(v)	a minimum Liquidity Coverage Ratio (“LCR”) of 90%;

(vi)

the following coverage ratios for its NPL portfolio: (a) 63% for those NPLs classified as defaulted loans, (b) 32% for those NPLs classified as unlikely to pay, and (c) 18% for past due exposures, this being without prejudice to the need to comply with the annual maximum aggregate amount of NPLs indicated above (i.e. €5.5 billion by December 31, 2017, €4.6 billion by December 31, 2018 and €3.7 billion by December 31, 2019).

To achieve the foregoing, the Issuer has identified, and is implementing, a number of initiatives for capital strengthening and asset-quality improvement. One of the initiatives aimed at capital strengthening is the sale by the Issuer of readily marketable assets, with a view towards asset quality improvement, and an estimated capital benefit of approximately €194 million and risk weighted assets release of 538 million. The assets identified for sale include:

(i)	premium real estate property, including the Issuer’s two most prestigious real estate assets in Corso Vittorio Emanuele, Milan, and at Via Bissolati, Rome;

(ii)	the 100% shareholding held in Creditis Servizi Finanziari S.p.A., the Issuer’s group consumer credit company;

(iii)	the business consisting in the platform to manage the collection and recovery of defaulted loans; and

(iv)	the acquiring/merchant business, relating to collection services for point of sale (POS) contracts (merchant book).

The initiatives aimed at reducing the Issuer’s and its group’s leverage and risk include the deconsolidation of bad loans, through:

(i)

the securitisation of a portfolio completed on or about 16 June 2017 that benefits from a state guarantee, the so-called GACS (Garanzia Cartolarizzazione Sofferenze), for approximately €938.3 million, granted on 9 August 2017;

(ii)	disposal of bad loans for approximately €1.4 billion by 31 December 2017,

as well as the implementation of a specific exposure management strategy in relation to loans classified as unlikely to pay (UTPs), including the disposal of approximately Euro 500 million in 2018.

In addition to the above deleveraging and derisking transactions, the Issuer believes that the Capital Raising and the LME are necessary to achieve and to preserve the necessary capital requirements. In absence of the Capital Raising and the LME, the Issuer’s CET1 ratio as at 31 December 2017 would be 7.7%. Following the Capital Raising and the LME, the Issuer’s CET1 ratio as at 31 December 2017 would be 12.4%, compared to 11.4% as at 31 December 2016.

On 27 September 2017, the Issuer has received final decision by ECB authorising, inter alia, (i) the Capital Raising up to Euro 560 million of which Euro 500 million to be implemented within 31 December 2017 and (ii) the replacement by the Issuer of the Existing Notes with new ordinary shares, in accordance with articles 77 and 78(1)(a) of the CRR and the Council Regulation (EU) No. 1024/2013, subject to the condition that the Issuer issues ordinary shares having a nominal value of least €305,894,910 in the context of the Capital Raising (such amount intended as part of the Euro 560 million Capital Raising).

On 28 September 2017, the Issuer’s extraordinary shareholders’ meeting resolved upon a divisible Capital Raising for an amount of up to Euro 560 million, of which up to Euro 500 million with pre-emption rights, granting to the Board of Directors the powers to implement it by 31 December 2017 and to determine the structure terms and conditions of the same.

The Capital Raising will be implemented through the issue of new, ordinary shares of the Issuer, with no par value, and enjoying the same dividend entitlement and other rights as the Issuer’s currently outstanding ordinary shares. In the context of the Capital Raising, the Issuer may reserve a tranche of the Capital Raising possibly for one or more categories of investors taking part in the LME (the “Reserved Tranche”) for an amount of up to Euro 60 million. The participation to the Reserved Tranche will exclusively be possible - on a voluntary basis only - as part of the Capital Raising, following publication of the offering circular/prospectus for the Capital Raising and pursuant to the procedures indicated therein, which will also determine the maximum percentage of shares that each subscriber may be entitled to receive on the Capital Raising settlement date.

The new shares issued in the context of the Capital Raising will be admitted to trading and listing on the Italian Stock Exchange and will be fungible with the Issuer’s currently listed ordinary shares and will be eligible to be calculated as part of the Issuer’s CET1 capital in compliance with Article 28 of the CRR for up to €560 million.

The Capital Raising and LME will imply an improvement of the Issuer’s CET1 ratio of 4.7% overall, of which 3.0% attributable to the Capital Raising of €500 million, and 1.7% attributable to the LME and the Reserved Tranche for approximately €59 million. Therefore, following successful completion of the Capital Raising and the LME, it is expected that the Issuer’s CET1 ratio will meet the requirements set out in the ECB’s SREP Decision.

In connection with the Capital Raising, the Issuer has entered into a pre-underwriting agreement with Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch as Joint Global Coordinators and Joint Bookrunners. The pre-underwriting is subject to standard terms and conditions for transactions of this nature and to certain specific provisions, including, among others, the approval and implementation of a sustainable financial and business plan, including implementation of the foregoing disposal of assets and other potential additional capital management transactions, as well as investors’ feedback conductive to the envisaged capital increase. Provided that all conditions are satisfied to each of the Joint Global Coordinators, the pre-underwriting agreement sets forth the terms and conditions for entering into an underwriting agreement for the subscription of any newly issued shares remaining unsubscribed. Nevertheless, there is no guarantee that the Capital Raising will be subscribed for in full. Should the Capital Raising of at least Euro 500 million not be implemented by 31 December 2017 a breach of the capital requirements set out in the capital strengthening plan would be probable.

In the context of its decision, the ECB requested that, should the outcome of the LME not be in line with the targeted upside, and the capital gains from asset disposals not be able to cover the gap, the Bank will be required to submit to ECB an additional capital strengthening plan by 31 March 2018, outlining the supplementary capital measures to fill such gap.

Furthermore, the failure to execute both the Capital Increase and the LME by 31 December 2017, may have significant adverse effects on the Bank’s overall economic, capital and financial situation, with potential impacts on its capacity to operate as a going concern.

EXCHANGE OFFER

The Issuer is inviting Noteholders (subject to the Offer and Distribution Restrictions) to offer to exchange any and all of their Existing Notes for 5 per cent. Senior Notes with a maturity of five years from their issue date to be issued by the Issuer under its Programme (the “New Notes”) in accordance with the terms and conditions set out in the Information Memorandum (the “Exchange Offer”). All capitalised terms used but not defined herein regarding the Exchange Offer have the meaning ascribed to those terms in the Information Memorandum.

In order to be eligible for the application of the relevant Early Participation Exercise Ratio, Noteholders should submit Exchange Instructions by 4 .p.m. (CET) on 11 October 2017 (as the same may be extended, the “Early Instruction Deadline”). Noteholders may continue to submit Exchange Instructions after the Early Instruction Deadline but prior to the “Expiration Deadline” which is expected to be 4.00 p.m. (CET) on 18 October 2017.

Each valid Exchange Instruction shall include an instruction by the relevant Noteholder to the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as that Noteholder’s proxy to vote in favour of the relevant Extraordinary Resolution in the Consent Solicitation described below. It will not be possible to validly offer Existing Notes for exchange in the Exchange Offer without at the same time giving such instruction to the relevant Fiscal Agent.

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Exchange Offer Condition described below, (i) each Eligible Noteholder whose Existing Notes are accepted by the Issuer for exchange pursuant to the Exchange Offer will receive on the Settlement Date an aggregate nominal amount of New Notes calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable and (ii) each Ineligible Noteholder shall receive a Cash Amount, as described below.

The acceptance by the Issuer of Existing Notes for exchange pursuant to the Exchange Offer is subject to the Capital Raising raising an amount at least equal to Euro 500,000,000 (the “Successful Outcome of the Capital Raising”) and the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes (the “Exchange Offer Condition”).

If the Issuer decides to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer, the Issuer will accept for exchange all of the Existing Notes of a Series that are the subject of the Exchange Offer and validly offered for exchange and there will be no scaling of any offers of Existing Notes of any Series for exchange.

CONSENT SOLICITATION

The purpose of the Consent Solicitation is to consider and, if thought fit, approve the Extraordinary Resolutions set out herein in respect of the Existing Notes (the “Proposals”). All capitalised terms used but not defined herein regarding the Consent Solicitation have the meaning ascribed to those terms in the Information Memorandum.

In order to be eligible for the application of the relevant Early Participation Exercise Ratio, Noteholders (who have not already submitted an Exchange Instruction) should submit Consent Instructions by 4 p.m. (CET) on 11 October 2017 (as the same may be extended, the “Early Instruction Deadline”). Noteholders may continue to submit Consent Instructions after the Early Instruction Deadline but prior to the “Expiration Deadline” which is expected to be 4.00 p.m. (CET) on 18 October 2017. The implementation of the Proposals and resulting Mandatory Cancellation in respect of every Series of Existing Notes is conditional on the Successful Outcome of the Capital Raising and satisfaction or waiver of the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes (the “Consent Condition”).

If the Proposals are approved and implemented, the Supplemental Agency Agreements are executed, subject to the Successful Outcome of the Capital Raising and the Consent Condition is satisfied or waived, the Mandatory Cancellation will occur on the Settlement Date. Pursuant to the Mandatory Cancellation all of the Issuer’s liabilities and obligations under the outstanding Unexchanged Notes of the relevant Series shall be irrevocably cancelled and released in consideration of the delivery to Eligible Noteholders of the New Notes and payment to Ineligible Noteholders of the Cash Amount, as applicable, as described below.

RESTRICTED NOTEHOLDERS

Restricted Noteholder Early Participation Exercise Ratio

Any Noteholder who is not eligible to participate in the Consent Solicitation, on the basis that such Noteholder is a person to whom the Consent Solicitation cannot otherwise be lawfully made and that may not lawfully participate in the Consent Solicitation (each a “Restricted Noteholder”) may be eligible to receive New Notes or the Cash Amount in an amount calculated in accordance with a ratio equivalent to the applicable Early Participation Exercise Ratio (as described above) (the “Restricted Noteholder Early Participation Exercise Ratio”).

To be eligible for the Restricted Noteholder Early Participation Exercise Ratio to be applied to its Existing Notes pursuant to the Mandatory Cancellation, a Restricted Noteholder must deliver, or arrange to have delivered on its behalf, a valid Restricted Noteholder Instruction that is received by the Exchange and Tabulation Agent by 4.00 p.m. (CET) on 18 October 2017 (the “Ineligible Instruction Deadline”) and which is not subsequently revoked (in the limited circumstances in which such revocation is permitted).

Only a Restricted Noteholder may submit Restricted Noteholder Instructions and be eligible for the Restricted Noteholder Early Participation Exercise Ratio to be applied to its Existing Notes. By delivering, or arranging for the delivery on its behalf, of a Restricted Noteholder Instruction in accordance with the procedures described below, a Noteholder shall be deemed to agree, acknowledge and represent to the Issuer, the Exchange and Tabulation Agent, the Fiscal Agents and the Dealer Managers that it is a Restricted Noteholder. Eligibility for the Restricted Noteholder Early Participation Exercise Ratio is subject in each case to the Extraordinary Resolutions being passed at the Meeting (or any adjourned such Meeting) and implemented. Restricted Noteholders of the Existing Notes should contact their Direct Participant for information on how to attend or vote.

By submitting a Restricted Noteholder Instruction, a Restricted Noteholder may either confirm only its status as a Restricted Noteholder and waive its right to attend and vote (or be represented at) the Meeting (which is all that is required for that Restricted Noteholder to be eligible for the Restricted Noteholder Early Participation Exercise Ratio) or instruct the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as their proxy to attend the relevant Meeting (and any adjourned such Meeting) and vote in favour of the relevant Extraordinary Resolution, and will be deemed to represent that: (a) it is a Restricted Noteholder, (b) it is not a person that is, or is directly or indirectly owned or controlled by a person that is, described or designated in

(i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/sdnlist.pdf) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: http://eeas.europa.eu/cfsp/sanctions/consol-list/index_en.htm); or that is otherwise the subject of any sanctions administered or enforced by the United States government, the United Nations; the European Union (or any of its member states including, without limitation, the United Kingdom); any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; or the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty’s Treasury, other than solely by virtue of their inclusion in: (I) the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (II) Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”), or (III) any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes; (c) none of the Issuer, the Dealer Managers, the Fiscal Agents or the Exchange and Tabulation Agent have given it any information with respect to the relevant Extraordinary Resolution save as expressly set out in this Notice nor has any of them expressed any opinion about the term of any Extraordinary Resolution or made any recommendation to it as to whether it should participate at the Meeting or whether to vote in favour of or against (or how to vote in respect of) the relevant Extraordinary Resolution and it has made its own decision based on financial, tax or legal advice it has deemed necessary to seek and is assuming all the risks inherent in voting on the relevant Extraordinary Resolution; and (d) no information has been provided to it by the Issuer, the Dealer Managers, the Fiscal Agents, the Exchange and Tabulation Agent (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) with regard to the tax consequences for Noteholders arising from the implementation of any Extraordinary Resolution or the receipt by it of the New Notes or the Cash Amount, as applicable, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of Mandatory Cancellation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Dealer Managers, the Fiscal Agents, or the Exchange and Tabulation Agent (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) or any other person in respect of such taxes and payments.

Submission of Restricted Noteholder Instructions

The submission of Restricted Noteholder Instructions will be deemed to have occurred upon receipt by the Exchange and Tabulation Agent from Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream, Luxembourg”), as applicable, of a valid instruction (an “Restricted Noteholder Instruction”) submitted in accordance with the requirements of Euroclear or Clearstream, Luxembourg, as applicable. Each such Restricted Noteholder Instruction must specify, among other things, the aggregate nominal amount of the Existing Notes to which such Restricted Noteholder Instruction relates, and that the Restricted Noteholder wishes to waive its right to attend and vote (or be represented at) the relevant Meeting, or instruct the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent to attend the relevant Meeting (and any adjourned such Meeting) and to vote in favour of the relevant Extraordinary Resolution. The receipt of such Restricted Noteholder Instruction by Euroclear or Clearstream, Luxembourg, as applicable, will be acknowledged in accordance with the standard practices of Euroclear or Clearstream, Luxembourg, as applicable, and will result in the blocking of the relevant Notes so that no further transfers may be effected in relation to such Notes until the earlier of (i) the date on which the relevant Restricted Noteholder Instruction is validly revoked (including their automatic revocation on the termination of the related Consent Solicitation), (ii) the Settlement Date, (iii) the announcement of the termination of the Consent Solicitation by the Issuer, and (iv) 31 December 2017.

Only Direct Participants (as defined under “Voting and Quorum” below) may submit Restricted Noteholder Instructions. Each Beneficial Owner of Notes who is a Restricted Noteholder and is not a Direct Participant, must arrange for the Direct Participant through which such Beneficial Owner of Notes who is a Restricted Noteholder holds its Notes to submit a Restricted Noteholder Instruction on its behalf to Euroclear or Clearstream, Luxembourg, as applicable, before the deadlines specified by the relevant clearing system.

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Existing Notes when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to submit a Restricted Noteholder Instruction by the deadline specified above. The deadlines set by any such intermediary and each clearing system for the submission and revocation of Restricted Noteholder Instructions will be earlier than the deadline specified above.

GENERAL

Subject to the Offer and Distribution Restrictions set out in the Information Memorandum, Noteholders may obtain, from the date of this Notice, a copy of the Information Memorandum from the Exchange and Tabulation Agent, the contact details for which are set out below. Copies of (i) the Agency Agreements; and (ii) the current drafts of the Supplemental Agency Agreements as referred to in the Extraordinary Resolutions set out above are also available for inspection by Noteholders (a) on and from the date of this Notice up to and including the date of the Meetings, at the specified offices of the Exchange and Tabulation Agent during normal business hours on any week day (Saturdays, Sundays and public holidays excepted) up to and including the date of the Meeting and (b) at the Meeting at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - for 15 minutes before the relevant Meeting. Any revised version of a draft Supplemental Agency Agreement will be made available as described above and marked to indicate changes to the draft made available on the date of this Notice, and will supersede the previous draft of the relevant document and Noteholders will be deemed to have notice of any such changes.

In accordance with normal practice, the Fiscal Agents express no opinion as to the merits of the Proposals or the Extraordinary Resolution (which it was not involved in negotiating).

The attention of Noteholders is particularly drawn to the procedures for voting, quorum and other requirements for the passing of the Extraordinary Resolution at the relevant Meeting or any meeting held following any adjournment of any Meeting, which are set out in “Voting and Quorum” below. Having regard to such requirements, Noteholders should either attend the Meeting or take steps to be represented at the Meeting (including by way of submitting Exchange Instructions, Consent Instructions or Restricted Noteholder Instructions) as soon as possible.

VOTING AND QUORUM

Only those Noteholders who hold Existing Notes, at least as at the end of the seventh Business Day prior to the date of the initial Meetings, as certified on the basis of the relevant book-entries in Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), are entitled to participate in, and vote at, the Meetings. Persons who become Noteholders after such date will not be entitled to participate in, and vote at, the Meetings. For the purposes of this Notice, “Business Day” means any day other than a Saturday or Sunday or a public holiday on which commercial banks and foreign exchange markets are open for business in London, Genoa and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (or any successor thereto) is operating.

Noteholders who have submitted and not revoked (in the limited circumstances in which revocation is permitted) a valid Exchange Instruction, Consent Instruction or Restricted Noteholder Instruction in respect of the Extraordinary Resolution by 4.00 p.m. (CET) on 18 October 2017 (the “Expiration Deadline”), by which they will have given instructions for the appointment of one or more representatives of the Exchange and Tabulation Agent as their proxy to vote in favour of the Extraordinary Resolution at the relevant Meeting (or any adjourned such Meeting), or abstain from voting (as the case may be), need take no further action to be represented at the relevant Meeting (or any such adjourned Meeting).

Noteholders who have not submitted or have submitted and subsequently revoked (in the limited circumstances in which such revocation is permitted) an Exchange Instruction, a Consent Instruction or a Restricted Noteholder Instruction in respect of the relevant Extraordinary Resolution should take note of the provisions set out below detailing how such Noteholders can attend or take steps to be represented at the Meeting (references to which, for the purpose of such provisions, include, unless the context otherwise requires, any adjourned such Meeting).

A.

A Noteholder who wishes to attend and vote at the relevant Meeting and any adjourned such Meeting in person must produce at such Meeting a valid voting certificate or certificates issued by a Fiscal Agent.

A Noteholder may obtain a voting certificate in respect of its Existing Notes from the relevant Fiscal Agent by arranging for its Existing Notes to be blocked in an account with Euroclear or Clearstream, Luxembourg (unless the Existing Note is the subject of a block voting instruction which has been issued and is outstanding in respect of the relevant Meeting or any adjourned such Meeting) not less than 48 hours before the time fixed for the Meeting (or, if applicable, any adjourned such Meeting) and within the relevant time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, upon terms that the Existing Notes will not cease to be so blocked until the first to occur of the conclusion of the relevant Meeting or any adjourned such Meeting and the surrender of the voting certificate to the Fiscal Agent and notification by the Fiscal Agent to Euroclear or Clearstream, Luxembourg, as the case may be, of such surrender or the compliance in such other manner with the rules of Euroclear or Clearstream, Luxembourg, as the case may be. For the purposes of this Notice, “48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business in London, Genoa and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (or any successor thereto) is operating such period shall be extended by one or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business as aforesaid.

A Noteholder not wishing to attend and vote at the relevant Meeting in person may either deliver the voting certificate(s) to the person whom it wishes to attend on its behalf or give a voting instruction (in the form of an electronic voting instruction (an “Electronic Voting Instruction”) in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg) to, and require the Fiscal Agent to, include the votes attributable to its Existing Notes in a block voting instruction issued by the relevant Fiscal Agent for the relevant Meeting or any adjourned such Meeting, in which case the Fiscal Agent shall appoint a proxy to attend and vote at such Meeting in accordance with such Noteholder’s instructions.

If a Noteholder wishes the votes attributable to its Existing Notes to be included in a block voting instruction for the relevant Meeting or any adjourned such Meeting, then (i) the Noteholder must arrange for its Existing Notes to be blocked in an account with Euroclear or Clearstream, Luxembourg for that purpose and (ii) Noteholder or a duly authorised person on its behalf must direct the Exchange and Tabulation Agent as to how those votes are to be cast by way of an Electronic Voting Instruction, not less than 48 hours before the time fixed for the relevant Meeting and within the time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, upon terms that the Existing Notes will not cease to be so blocked until the first to occur of (i) the conclusion of the relevant Meeting or any adjourned such Meeting and (ii) not less than 48 hours before the time for which the relevant Meeting is convened, the notification in writing of any revocation of a Noteholder’s previous instructions to the Fiscal Agent and the same then being notified in writing by the Fiscal Agent to the Issuer and the Fiscal Agent at least 24 hours before the time appointed for holding the relevant Meeting and such Existing Notes ceasing in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be, and with the agreement of the Fiscal Agent to be held to its order or under its control, and that such instruction is, during the period commencing 48 hours prior to the time for which the relevant Meeting or any adjourned such Meeting is convened and within the time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

Any Electronic Voting Instructions given may not be revoked during the period starting 48 hours before the time fixed for the relevant Meeting and within the time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, and ending at the close of such Meeting.

Each block voting instruction in respect of the Existing Notes (other than the Perpetual Notes) shall be deposited at least 24 hours before the time fixed for the Meetings at the specified office of the Fiscal Agent or such other place as the Issuer shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Issuer so requires a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Issuer nor the Fiscal Agent need not investigate or be concerned with the validity of the proxy’s appointment.

Each block voting instruction in respect of the Perpetual Notes, together with the proof of its due execution, shall be deposited at least 24 hours before the time appointed for holding the meeting at which the proxy named in the block voting propose to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Fiscal Agent before the commencement of the meeting or adjourned meeting but the Fiscal Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in such block voting instruction.

For the above purposes, instructions given by Direct Participants to the Exchange and Tabulation Agent through Euroclear or Clearstream, Luxembourg will be deemed to be instructions given to the Fiscal Agent.

B.

The quorum required to consider the relevant Extraordinary Resolution with respect to a Series of the Existing Notes at each meeting (the “Meeting”) is two or more Noteholders (and one or more Noteholders in respect of the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 75 per cent. in nominal amount of the Existing Notes of the relevant Series for the time being outstanding.

C.

If within 15 minutes after the time appointed for such Meeting a quorum is not present in respect of the relevant Extraordinary Resolution then the Meeting shall stand adjourned and the adjourned Meeting shall be held on 6 November 2017 (the “Adjourned Meeting”) Exchange Instructions, Consent Instructions, Restricted Noteholder Instructions and forms of proxies which are submitted in accordance with the procedures set out herein and which have not been subsequently revoked (in the limited circumstances in which such revocation is permitted) shall remain valid for such relevant Adjourned Meeting. The quorum required to consider the relevant Extraordinary Resolution with respect to a Series of the Existing Notes at an Adjourned Meeting shall be two or more Noteholders (and one or more Noteholders in respect of the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 25 per cent. (and 1/3 in respect of the Perpetual Notes) in nominal amount of the Existing Notes of the relevant Series for the time being outstanding.

D.	To be passed at a Meeting or an Adjourned Meeting, an Extraordinary Resolution requires a majority in favour of at least 75 per cent. of the votes cast.

E.

The implementation of the relevant Extraordinary Resolution is conditional on the quorum required for, and the requisite majority of votes cast at, the relevant Meeting being satisfied by Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Consent Solicitation can be lawfully made and who may lawfully participate in the Consent Solicitation), irrespective of any participation at the relevant Meeting by Restricted Noteholders (and would also have been passed if any Restricted Noteholders who provide confirmation of their status as Restricted Noteholders and waive their right to attend and vote (or be represented at) the relevant Meeting had actually participated at such Meeting).

F.

Every question submitted to the Meeting shall be decided in the first instance by a show of hands. Unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer or the relevant Fiscal Agent, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact that without proof of the number or proportion of the votes recorded in favour of or against such resolution.

G.

At the relevant Meeting (a) on a show of hands every person who is present in person and is a proxy or a representative or produces a Definitive Note or voting certificate shall have one vote; and (b) on a poll every person who is so present shall have one vote in respect of each €1 nominal amount of the Existing Notes in respect of which he is a proxy or representative or in respect of each €1 nominal amount of the Existing Notes represented by the Definitive Note or voting certificate so produced.

H.	If passed, an Extraordinary Resolution will be binding on all Noteholders, whether or not present at the relevant Meeting and whether or not voting.

I.	The Issuer shall give notice of the passing of the Extraordinary Resolutions to Noteholders within 14 days but failure to do shall not invalidate the Extraordinary Resolutions.

This Notice is given by Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia. Noteholders should contact the following for further information:

The Dealer Managers

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attention: Liability Management Desk

Email: liability.management@credit-suisse.com

Deutsche Bank, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Liability Management Group

Email: liability.management@db.com

The Exchange and Tabulation Agent

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

Telephone: +44 20 7704 0880

Attention: Paul Kamminga

Email: carige@lucid-is.com

Dated: 29 September 2017

ANNEX II

DRAFT FINAL TERMS

Final Terms dated [●] 2017

Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia

Issue of 5 per cent. Senior Notes due [2022]

under the €5,000,000,000 Euro Medium Term Note Programme

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Prospectus dated 20 July 2017 and the supplement to the Prospectus dated 25 September 2017 which together constitute a base prospectus for the purposes of the Prospectus Directive (the “Prospectus”). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Prospectus as so supplemented. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Prospectus.

The Prospectus has been published on the website of the Luxembourg Stock Exchange at www.bourse.lu. The applicable Final Terms will be available on the website of the Luxembourg Stock Exchange at www.bourse.lu.

1.	(i) Series Number:	[●]

	(ii) Tranche Number:	[●]

	(iii) Date on which the Notes will be consolidated and form a single Series:	Not Applicable

2.	Specified Currency or Currencies:	Euro

3.	Aggregate Nominal Amount of Notes:	[●]

	(i) Series:	[●]

	(ii) Tranche:	[●]

4.	Issue Price:	100 per cent. of the Aggregate Nominal Amount.

5.	Specified Denomination(s):	€100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000. No notes in definitive form will be issued with a denomination above €199,000.

	(i) Calculation Amount:	€1,000

6.	Issue Date:	[●]

	(i) Interest Commencement Date:	[●]

7.	Maturity Date:	[●] 2022

8.	Interest Basis:	5 per cent. Fixed Rate

(further particulars specified in paragraph 13 below)

9.	Redemption Basis:	Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at 100 per cent. of their nominal amount

10.	Change of Interest Basis:	Not Applicable

11.	Put/Call Options:	Not Applicable

Senior Notes

12.	Status of the Notes:	(see Condition 3 Status)

(i) (In respect of Senior Notes only):

	[Waiver of set-off rights:]	[Applicable/Not Applicable]

[●] [and [●], respectively]]

	(ii) [Date [Board] approval for issuance of Notes obtained:	(N.B Only relevant where Board (or similar) authorisation is required for the particular tranche of Notes)

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

13.	Fixed Rate Note Provisions	Applicable

	(i) Rate(s) of Interest:	5 per cent. per annum payable in arrear on each Interest Payment Date

[●] in each year

	(ii) Interest Payment Date(s):	(Amend appropriately in the case of irregular coupons)

(iii) Fixed Coupon Amount(s):

	(Applicable to Notes in definitive form.)	[●] per Calculation Amount

(iv) Broken Amount(s):

	(Applicable to Notes in definitive form.)	[[●] per Calculation Amount, payable on the Interest Payment Date falling [in/on]] [●] [Not Applicable]

	(v) Day Count Fraction:	[30/360] [Actual/Actual (ICMA)]

	(vi) Determination Dates:	[●] in each year

14.	Reset Note Provisions	Not Applicable

15.	Floating Rate Note Provisions	Not Applicable

16.	Zero Coupon Note Provisions	Not Applicable

17.	Change of Interest Basis Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

18.	Call Option	Not Applicable

19.	Regulatory Call	Not Applicable

20.	Put Option	Not Applicable

21.	Final Redemption Amount:	€1,000 per Calculation Amount

22.	Early Redemption Amount payable on redemption for taxation reasons or on event of default:	€1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

23.	Form of Notes:	Bearer Notes:

Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note

24.	New Global Note	Yes

[Not Applicable/state the financial centre].

25.	Financial Centre(s):	(Note that this paragraph relates to the date and place of payment, and not interest period end dates, to which sub- paragraph Error! Reference source not found. relates)

26.	Talons for future Coupons or Receipts to be attached to Definitive Notes:	No

Signed on behalf of the Issuer:

By:
Duly authorised

PART B – OTHER INFORMATION

1.	LISTING AND ADMISSION TO TRADING

(i) Listing and admission to trading:

Application has been made for the Notes to be admitted to trading on the regulated market of the Luxembourg Stock Exchange and listing on the Official List of the Luxembourg Stock Exchange with effect from [●] 2017.

(ii) Estimate of total expenses related to admission to trading: [●]

2.	RATINGS

Ratings:

The Notes to be issued are expected to be rated [insert details] by Fitch ratings Limited (“Fitch”) and Moody’s Investor Service Limited (“Moody’s”). Each of Fitch and Moody’s is established in the European Union and is registered under the Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation). As such each of Fitch and Moody’s is included in the list of credit ratings agencies published by the European Securities and Markets Authority on its website (at http://www.esma.europa.eu/page/List-registered-and-certified-CRAs) in accordance with the CRA Regulation.

(The above disclosure should reflect the rating allocated to Notes of the type being issued under the Programme generally or, where the issue has been specifically rated, that rating.)

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

(Need to include a description of any interest, including conflicting ones, that is material to the issue/offer, detailing the persons involved and the nature of the interest. May be satisfied by the inclusion of the following statement:)

Save for any fees payable to the Dealer Managers, so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer. The Dealer Managers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer and its affiliates in the ordinary course of business.

4.	Fixed Rate Notes only—YIELD

Indication of yield: [●]

5.	Floating Rate Notes and CMS Linked Interest Notes only—HISTORIC INTEREST RATES

Not Applicable

6.	OPERATIONAL INFORMATION

(i) ISIN Code: [●]

(ii) Common Code: [●]

	(iii)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable

	(iv)	Delivery:	Delivery against payment

	(v)	Names and addresses of additional Paying Agent(s) (if any):	[●]

	(vi)	Intended to be held in a manner which would allow Eurosystem eligibility:

Yes. Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that the Eurosystem eligibility criteria have been met.

7.	DISTRIBUTION

	(i)	Method of distribution:	Not Applicable

	(ii)	If syndicated, names and addresses of Managers:	Not Applicable

	(iii)	Date of Subscription Agreement:	Not Applicable

	(iv)	Stabilising Manager(s) (if any):	Not Applicable

	(v)	If non-syndicated, name of relevant Dealer:	Not Applicable

	(vi)	U.S. Selling Restrictions:	TEFRA D

	(vii)	Prohibition of Sales to EEA Retail Investors:	Not Applicable

ISSUER

Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia
Via Cassa di Risparmio, 15 16123 Genova
Italy

DEALER MANAGERS

Credit Suisse Securities (Europe) Limited	Deutsche Bank, London Branch
One Cabot Square	Winchester House
London E14 4QJ	1 Great Winchester Street
United Kingdom	London EC2N 2DB
United Kingdom

FISCAL AGENTS

In respect of the 2018 Notes, the September 2020	In respect of the Perpetual Notes
Notes and the December 2020 Notes
Citibank, N.A., London Branch	BNP Paribas Securities Services, Luxembourg
Citigroup Centre	50, avenue J.F. Kennedy
Canada Square	L-2951 Luxembourg
Canary Wharf
London El 5 5LB

EXCHANGE AND TABULATION AGENT

Lucid Issuer Services Limited
Tankerton Works 12 Argyle Walk
London WC1H 8HA
United Kingdom

Telephone: +44 20 7704 0880
Attention: Paul Kamminga
Email: carige@lucid-is.com

LEGAL ADVISERS

To the Issuer as to Italian and English law	To the Dealer Managers as to
Clifford Chance Studio Legale Associato	English law and Italian law
Piazzetta M. Bossi, 3	White & Case LLP
20121 Milan	Piazza Diaz 2
Italy	20123 Milan
Italy

5 Old Broad Street
London EC2N 1DW
United Kindgdom
To the Issuer as to English law
Clifford Chance LLP
10 Upper Bank Street
London E14 5JJ
United Kingdom